Exhibit 99.2

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(Unaudited)

	September 30,	December 31,
	2015	2014

Assets
Cash and due from banks	$5,671,884	$5,926,934
Federal funds sold	2,666,628	891,037
Cash and cash equivalents	8,338,512	6,817,971
Interest bearing deposits in banks	66,318,546	58,102,333
Securities available for sale, at fair value	195,709,000	311,123,994
Securities held to maturity	1,252,591	1,661,165
Restricted investments carried at cost	9,373,765	6,370,365
Investment in Patriot Bancshares Capital Trusts I and II	666,000	666,000
Loans held for sale	2,809,349	10,668,364
Loans receivable, net of allowance for loan losses of $10,924,725 and $11,111,997, respectively	1,077,624,566	935,942,971
Accrued interest receivable	2,903,198	2,724,909
Premises and equipment	2,933,046	3,645,889
Foreclosed assets, net of allowances	14,660,970	19,415,635
Cash surrender value of life insurance	25,143,060	24,571,139
Goodwill	6,681,784	6,681,784
Other intangible assets	139,154	248,891
Deferred tax asset, net	5,784,465	5,829,675
Other assets	15,427,937	10,689,076
Total assets	$1,435,765,943	$1,405,160,161

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Continued)

(Unaudited)

	September 30,	December 31,
	2015	2014

Liabilities and Shareholder's Equity
Deposits:
Noninterest-bearing	$169,859,464	$151,438,836
Interest-bearing	889,585,615	958,968,421
Total deposits	1,059,445,079	1,110,407,257
Accrued expenses and other liabilities	16,441,565	12,621,680
Advances from Federal Home Loan Bank	212,500,000	138,750,000
Subordinated debentures	22,166,000	22,166,000
Total liabilities	1,310,552,644	1,283,944,937

Shareholder's equity
Preferred stock class B, $1.00 par value; 26,038 shares authorized; 26,038 shares issued and outstanding at September 30, 2015 and December 31, 2014; total liquidation value of $26,038,000	26,038	26,038
Preferred stock class C, $1.00 par value; 1,302 shares authorized; 1,302 shares issued and outstanding at September 30, 2015 and December 31, 2014; total liquidation value of $1,302,000	1,302	1,302
Preferred stock class D, $0.50 par value; 1,300,000 authorized; 1,200,001 shares issued and outstanding at September 30, 2015 and December 31, 2014; total liquidation value of $1,800,002	600,000	600,000
Preferred stock class F, $0.50 par value; 10,700,000 shares authorized; 10,687,500 shares issued and outstanding at September 30, 2015 and December 31, 2014; total liquidation value of $8,550,000	5,343,750	5,343,750
Preferred stock class G, $0.50 par value; 2,564,250 authorized; 0 and 2,513,250 shares issued and outstanding at September 30, 2015 and December 31,2014; total liquidation value of $1,256,625	-	1,256,626
Common stock, $0.50 par value; 500,000,000 shares authorized; 119,572,959 and 109,147,605 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	59,871,730	54,573,803
Capital surplus	62,645,174	65,767,065
Retained deficit	(2,340,098)	(5,254,681)
Accumulated other comprehensive income—unrealized loss on available for sale securities, net of tax	(934,597)	(1,098,679)
Total shareholders’ equity	125,213,299	121,215,224
	$1,435,765,943	$1,405,160,161

The accompanying notes are an integral part of these consolidated financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Interest income
Loans, including fees	$12,241,579	$11,308,510	$34,169,348	$32,361,987
Taxable securities	1,003,220	1,060,203	3,061,533	3,710,124
Tax exempt securities	-	-	-	-
Federal funds sold	440	810	1,478	2,071
Deposits with banks	32,925	81,929	120,547	118,234
Total interest income	13,278,164	12,451,452	37,352,906	36,192,416

Interest expense
Deposits	2,131,818	2,440,367	6,724,687	7,131,062
Subordinated debentures	115,622	122,096	339,579	360,983
Other borrowed funds	239,431	175,160	665,990	444,707
Advances from Federal Home Loan Bank\	207,574	162,274	533,360	396,432
Total interest expense	2,694,445	2,899,897	8,263,616	8,333,184

Net interest income	10,583,719	9,551,555	29,089,290	27,859,232
Provision for (reversal of) loan losses	(392,500)	-	(392,500)	-
Net interest income after provision for loan losses	10,976,219	9,551,555	29,481,790	27,859,232

Noninterest income
Service charges on deposit accounts	166,773	171,000	521,572	517,104
Fees on sales of mortgage loans	247,213	1,005,436	912,366	1,922,688
Net realized gain on sales of available for sale securities	431,617	217,848	972,817	983,799
Net realized gain on sales of loans	1,191,238	2,649,040	4,271,868	6,869,171
Gain (loss) on sales of foreclosed assets	-	1,059,268	41,450	1,131,785
Other income	810,279	155,395	1,769,511	1,098,926
Total noninterest income	2,847,120	5,257,987	8,489,584	12,523,473

Noninterest expense
Salaries and employee benefits	5,413,336	6,169,549	15,696,317	17,449,166
Occupancy and equipment expense	1,023,822	1,182,842	3,172,141	3,480,055
Advertising	119,669	238,676	499,490	687,509
Data processing	333,832	312,949	1,054,281	951,697
Legal and professional fees	1,508,913	497,557	2,447,560	1,325,452
Amortization of intangible assets	36,578	39,867	109,737	119,601
FDIC assessment	410,000	492,500	1,470,000	1,325,000
Foreclosed asset operating expenses, net	209,482	276,882	648,868	1,201,577
Foreclosed asset mark to market expense	157,250	9,204	206,275	57,068
Other expense	1,873,413	2,503,180	5,099,529	5,583,511
Total noninterest expense	11,086,295	11,723,206	30,404,198	32,180,636

Income before provision for income taxes	2,737,044	3,086,336	7,567,176	8,202,069
Provision for income taxes	877,605	1,047,814	2,421,751	2,783,632
Net income	$1,859,439	$2,038,522	$5,145,425	$5,418,437

Earnings per share:
Basic	$0.010	$0.009	$0.024	$0.021
Diluted	$0.010	$0.009	$0.024	$0.020

The accompanying notes are an integral part of these consolidated financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$1,859,439	$2,038,522	$5,145,425	$5,418,437
Other comprehensive income
Change in unrealized gain (loss) on securities available-for-sale, before tax	74,157	(1,089,219)	235,706	2,093,908
Reclassification adjustment for realized gain (loss) on securities available-for-sale included in net income	(51,828)	239,594	16,728	(47,227)
Total other comprehensive income (loss)	22,329	(849,625)	252,434	2,046,681

Comprehensive income before tax
Income tax expense related to other comprehensive income	7,815	(297,369)	88,352	716,338
Comprehensive income	$1,873,953	$1,486,266	$5,309,507	$6,748,780

The accompanying notes are an integral part of these consolidated financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity

(Unaudited)

	Preferred Stock	Common Stock at Par	Capital Surplus	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss) - Unrealized Gain (Loss) on Available for Sale Securities	Total Shareholder's Equity

Balance at January 1, 2015	$7,227,716	$54,573,803	$65,767,065	$(5,254,681)	$(1,098,679)	$121,215,224
Comprehensive income:
Net income	-	-	-	5,145,425	-	5,145,425
Change in net unrealized loss on available for sale securities, net of reclassification adjustment and tax effect	-	-	-	-	164,082	164,082
Total comprehensive income						5,309,507

Common stock issuance in lieu of preferred dividends	-	163,427	228,801	(392,228)	-	-
Dividends accrued on Series B and C	-	-	-	(1,838,614)	-	(1,838,614)
Conversion of preferred stock to common stock	(1,256,626)	5,026,500	(3,769,874)	-	-	-
Issuance of common stock—vested restricted stock	-	108,000	(108,000)	-	-	-
Stock-based compensation	-	-	527,182	-	-	527,182
Balance at September 30, 2015	$5,971,090	$59,871,730	$62,645,174	$(2,340,098)	$(934,597)	$125,213,299

Balance at January 1, 2014	$11,183,171	$48,039,443	$64,311,674	$(8,544,509)	$(3,496,708)	$111,493,071
Comprehensive income:
Net income	-	-	-	5,418,437	-	5,418,437
Change in net unrealized loss on available for sale securities, net of reclassification adjustment and tax effect	-	-	-	-	1,330,343	1,330,343
Total comprehensive income						6,748,780

Issuance of preferred stock - Series G	827,500	-	-	-	-	827,500
Common stock issuance in lieu of preferred dividends	-	469,201	656,875	(1,126,076)	-	-
Preferred dividends declared but not issued	-	-	-	(567,588)	-	(567,588)
Dividends accrued on Series B and C	-	-	-	(1,064,310)	-	(1,064,310)
Conversion of preferred stock to common stock	-	-	-	-	-	-
Issuance of common stock—vested restricted stock	-	117,165	(117,165)	-	-	-
Stock-based compensation			398,415	-	-	398,415
Balance at September 30, 2014	$12,010,671	$48,625,809	$65,249,799	$(5,884,046)	$(2,166,365)	$117,835,868

The accompanying notes are an integral part of these consolidated financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014

Cash flows from operating activities
Net income	$5,145,425	$5,418,437
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	(392,500)	-
Net amortization of securities	1,267,857	1,082,810
Depreciation and amortization	922,101	1,206,928
Realized gain on sales of loans held for sale	(4,271,868)	(6,869,171)
Realized gain on sales of available for sale securities	(972,817)	(983,799)
(Gain) loss on sales of premises and equipment	-	(18,478)
(Gain) loss on sales of foreclosed assets	(41,450)	(1,130,704)
Reduction in value of foreclosed assets	254,453	121,460
Appreciation in cash surrender value of life insurance	(571,921)	(34,450)
Stock-based compensation	527,182	398,415
Deferred income tax	(43,142)	114,990
Net change in:
Loans held for sale	12,130,884	5,336,904
Accrued interest receivable	(178,289)	(146,551)
Other assets	(4,144,494)	(7,043,550)
Accrued expenses and other liabilities	1,386,906	(10,444,218)
Net cash provided by (used in) operating activities	11,018,327	(12,990,977)

Cash flows from investing activities
Net change in interest bearing deposits in banks	(8,216,214)	(12,710,676)
Activity in securities available for sale:
Sales	78,431,210	107,309,901
Maturities, prepayments and calls	36,947,980	37,250,610
Purchases	-	(113,557,439)
Activity in securities held to maturity:
Maturities, prepayments and calls	401,772	431,638
Net change in restricted investments carried at cost	(3,003,400)	(1,608,200)
Loan originations and principal collections, net	(137,581,772)	(110,946,428)
Proceeds from sales of foreclosed assets	1,184,669	9,089,402
Capitalized costs to improve foreclosed assets	(350,331)	(356,406)
Proceeds from sales of premises and equipment	-	75,337
Asset purchase RMC Vanguard	-	(587,121)
Purchases of premises and equipment	(99,521)	(248,086)
Net cash used in investing activities	(32,285,607)	(85,857,468)

Cash flows from financing activities
Net decrease in deposits	(50,962,179)	41,014,191
Net (decrease) increase in advances from Federal Home Loan Bank	73,750,000	55,250,000
Proceeds from issuance of preferred stock	-	827,501
Net cash provided by financing activities	22,787,821	97,091,692

Net change in cash and cash equivalents	$1,520,541	$(1,756,753)
Cash and cash equivalent beginning of period	6,817,971	7,858,429
Cash and cash equivalent at end of period	$8,338,512	$6,101,676

SUPPLEMENTAL INFORMATION:
Interest paid	$7,846,474	$7,714,249
Income taxes paid	$2,550,000	$2,550,000

The accompanying notes are an integral part of these consolidated financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies

Nature of Operations

        Patriot and its subsidiaries, Patriot Intermediate Holdings, Patriot Bank, Patriot Mortgage, PB Commercial, PB Advantage LLC, Golf Beverages LLC and Promenade Place LLC, provide a variety of financial services to individuals and businesses primarily in the Texas cities of Houston, Dallas, Honey Grove and their respective surrounding areas. The accounting and reporting policies of Patriot conform with GAAP and to general regulatory practices of the United States banking industry. Policies and practices of Patriot which materially affect the determination of financial position, results of operations and cash flows are summarized as follows:

Principles of Consolidation

        The consolidated financial statements include the accounts of Patriot and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

        In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets, deferred tax assets and the fair value of financial instruments.

Significant Group Concentrations of Credit Risk

        Most of Patriot's activities are with customers located within the Texas cities of Houston, Dallas, Honey Grove, and their respective surrounding areas. Note 3 to Patriot's unaudited consolidated financial statements discusses the types of securities that Patriot invests in. Note 4 to Patriot's unaudited consolidated financial statements discusses the types of lending that Patriot engages in. Patriot does not have any significant concentrations to any one industry or customer.

        Patriot carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. Management monitors the financial stability of correspondent banks and considers amounts advanced in excess of the FDIC limits to present no significant additional risk to Patriot.

Cash and Cash Equivalents

        For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash, noninterest-bearing balances due from banks and federal funds sold.

        Patriot is required to maintain average balances on hand or with the Dallas Federal Reserve. Patriot properly maintained amounts in excess of required reserves of $11,591,050 and $10,085,886 as of September 30, 2015 and December 31, 2014, respectively.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Interest Bearing Deposits in Banks

        Interest bearing deposits in banks mature within one year and are carried at cost.

Securities

        Debt securities that management has the positive intent and ability to hold to maturity, if any, are classified as "held to maturity" and are recorded at amortized cost.

        Securities not classified as held to maturity are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

        Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In determining whether other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of Patriot to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

        Investments in equity securities are carried at cost. Any changes to the cost basis of these investments are recorded in the statement of income. These investments are reviewed annually to determine if an impairment charge is necessary. For the three months ended September 30, 2015 and 2014, no impairment charges were recorded. For the nine months ended September 30, 2015 and 2014, no impairment charges were recorded.

Loans Held for Sale

        Loans originated and intended for sale in the secondary market are carried at estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through charges to income.

Loans

        Patriot grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial loans throughout the Texas cities of Houston and Dallas and their respective surrounding areas. The ability of Patriot's debtors to honor their contracts is dependent in part upon the general economic conditions in these areas.

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off which are measured at historical cost are generally reported at their outstanding unpaid principal balances net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Loan origination fees and certain direct origination costs are deferred and recognized as adjustments to interest income over the lives of the related loans. Unearned income is amortized to interest income using a level yield methodology.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

        The accounting guidance defines a portfolio segment as the level at which an entity develops and documents a systematic methodology to determine the allowance for credit losses, and a class of financing receivables as the level of disaggregation of portfolio segments based on the initial measurement attribute, risk characteristics and methods for assessing risk. Patriot's portfolio segments are Commercial and Industrial, Real Estate, and Consumer and Other. The classes of financing receivables within the real estate segment are Construction and Land Development, 1-4 Family Residential Mortgage, Multifamily Residential, and Commercial Mortgage. The remaining portfolio segments contain a single class of financing receivables. The allowance for credit losses is presented by portfolio segment.

        Loan Origination/Risk Management.    Patriot selectively extends credit for the purpose of establishing long-term relationships with its customers. Patriot mitigates the risks inherent in lending by focusing on businesses and individuals with demonstrated payment history, historically favorable profitability trends and stable cash flows. In addition to these primary sources of repayment, Patriot looks to tangible collateral and personal guarantees as secondary sources of repayment. Lending officers are provided with detailed underwriting policies covering all lending activities in which Patriot is engaged and that require all lenders to obtain appropriate approvals for the extension of credit. Patriot also maintains documentation requirements and extensive credit quality assurance practices in order to identify credit portfolio weaknesses as early as possible so any exposures that are discovered may be reduced.

        Patriot has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Patriot's management and the Patriot board review and approve these policies and procedures on a regular basis. A reporting system supplements the review process by providing management and the Patriot board with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies and non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

        Patriot maintains an independent loan review department that reviews and validates the credit risk program on a periodic basis. Results of these reviews are presented to management and the Board of Directors. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel, as well as Patriot's policies and procedures.

        Commercial and Industrial Loans.    A major lending focus of Patriot is on loans to small and medium-sized businesses in a wide variety of industries. Patriot's commercial lending emphasis includes loans to wholesalers, manufacturers and business service companies. A broad array of short and medium-term commercial lending products are made available to businesses for working capital (including inventory and accounts receivable), purchases of equipment and machinery and business expansion (including acquisitions of real estate and improvements). Generally, Patriot's commercial loans are underwritten on the basis of the borrower's ability to service such debt as reflected by cash flow projections. Commercial loans are generally collateralized by business assets, which may include real estate, accounts receivable and inventory, certificates of deposit, securities, guarantees or other collateral. Patriot also generally obtains personal guarantees from the principals of the business. Working capital loans are primarily collateralized by short-term assets, whereas term loans are primarily collateralized by long-term assets. As a result, commercial loans involve additional complexities, variables and risks and require more thorough underwriting and servicing than other types of loans.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

        Construction and Land Development Loans.    Patriot makes loans to finance the construction of residential and non-residential properties. The majority of Patriot's residential construction loans in Texas are for single-family dwellings that are pre-sold or are under earnest money contracts. Patriot also originates loans to finance the construction of commercial properties such as multi-family, office, industrial, warehouse and retail centers. Construction loans involve additional risks attributable to the fact that loan funds are advanced upon the security of a project under construction, and the project is of uncertain value prior to its completion. Because of uncertainties inherent in estimating construction costs, the market value of the completed project and the effects of governmental regulation on real property, it can be difficult to accurately evaluate the total funds required to complete a project and the related loan to value ratio. As a result of these uncertainties, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If Patriot is forced to foreclose on a project prior to completion, there is no assurance that Patriot will be able to recover the entire unpaid portion of the loan. In addition, Patriot may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminable period of time. While Patriot has underwriting procedures designed to identify what it believes to be acceptable levels of risks in construction lending, no assurance can be given that these procedures will prevent losses from the risks described above.

        1-4 Family Residential Mortgages.    Patriot originates 1-4 family residential mortgage loans collateralized by owner-occupied and non-owner-occupied real estate to finance the purchase of real estate. Repayment of these loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than other types of loans. Loans collateralized by 1-4 family residential real estate generally have been originated in amounts of no more than 90% of appraised value. The underwriting analysis includes credit verification, appraisals and a review of the financial condition of the borrower.

        Commercial Mortgages.    Patriot makes commercial mortgage loans collateralized by owner-occupied and non-owner-occupied real estate to finance the purchase of real estate. Payments on loans secured by such properties are often dependent on the successful operation or management of the properties. Accordingly, repayment of these loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than other types of loans.

        When underwriting these loans, Patriot seeks to minimize these risks in a variety of ways, including giving careful consideration to the property's operating history, future operating projections, current and projected occupancy, location and physical condition. The underwriting analysis also includes credit verification, analysis of global cash flow, appraisals and a review of the financial condition of the borrower.

        Consumer and Other Loans.    Consumer and other loans made by Patriot include automobile loans, recreational vehicle loans, boat loans, home improvement loans, home equity loans, and other personal loans. Consumer and other loans represent less than 1% of total loans. Risk is minimized due to relatively small loan amounts that are spread across many individual borrowers.

        Concentrations of Credit.    Most of Patriot's lending activity occurs within the state of Texas, including the two largest metropolitan areas of Houston and Dallas and their respective surrounding areas, as well as other markets. The majority of Patriot's loan portfolio consists of commercial and industrial and commercial real estate loans.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

        Nonaccrual and Past Due Loans.    Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management's opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. In determining whether or not a borrower may be unable to meet payment obligations for each class of loans, Patriot considers the borrower's debt service capacity through the analysis of current financial information, if available, and/or current information with regards to Patriot's collateral position. Regulatory provisions would typically require the placement of a loan on nonaccrual status if (i) principal or interest has been in default for a period of 90 days or more unless the loan is both well secured and in the process of collection or (ii) full payment of principal and interest is not expected. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income on nonaccrual loans is recognized only after all principal has been collected in full. A loan may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future principal and interest amounts contractually due are reasonably assured, which is typically evidenced by a sustained period (at least six months) of repayment performance by the borrower.

Allowance for Loan Losses

        The allowance for loan losses represents management's estimate of probable losses inherent in Patriot's lending portfolio. Credit exposures deemed to be uncollectible are charged against these accounts. Cash recovered on previously charged-off amounts is recorded as a recovery to these accounts. The allowance for loan losses does not include amounts related to accrued interest receivable as accrued interest receivable is reversed when a loan is placed on nonaccrual or is charged-off.

        Patriot employs a systematic methodology for determining the allowance for credit losses that consists of three components: (i) specific valuation allowances determined in accordance with FASB ASC Topic 310 based on probable losses on specific loans; (ii) historical valuation allowances determined in accordance with ASC Topic 450 based on historical average loss experience for similar loans with similar characteristics and trends adjusted, as necessary, to reflect the impact of current conditions; and (iii) general valuation allowances determined in accordance with ASC Topic 450 based on general economic conditions and other risk factors both internal and external to Patriot.

        A loan, with the exception of groups of smaller-balance homogenous loans, is considered impaired and subject to ASC Topic 310 when, based on current information, it is probable that the borrower will be unable to pay contractual interest or principal payments as scheduled in the loan agreement. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

        The specific allowance related to an impaired loan is established when the carrying value of the loan is more than the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

        The allowance on the remaining portfolio segments is calculated using historical loss rates in accordance with ASC Topic 450. Criticized and classified loans, not deemed impaired, are subject to an allowance based on the historical loss migration analysis by grade. Pass loans are subject to an allowance based on historical losses by product type.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

        The general component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and historical losses in the portfolio. The general valuation factor is based upon a more qualitative analysis of risk. Various risks are considered in the determination of the environmental adjustment factor such as asset quality, lending management and staff, loan policies and procedures, loan review, credit concentrations, loan volumes, collateral values, and economic trends.

Financial Instruments

        In the ordinary course of business, Patriot has entered into commitments to extend credit, including standby letters of credit. Such financial instruments are recorded when they are funded.

Derivative Instruments and Hedging Activities

        Derivative financial instruments are recognized as assets and liabilities on the consolidated statement of financial condition and measured at fair value.

Interest Rate Swap Agreements

        For asset management purposes, Patriot uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.

        The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and generally convert a portion of Patriot's variable rate loans to a fixed rate (cash flow hedge).

        The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

        For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged loan is deferred and amortized into net interest income over the life of the hedged loan. The portion, if any, of the net settlement amount that did not offset changes in the fair value of the hedged asset or liability is recognized immediately in earnings and classified as a component of noninterest income.

        Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing Patriot to risk. Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in earnings. If periodic assessments indicate derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity. Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Forward Loan Sales Commitments

        Patriot carefully evaluates all loan sales agreements to determine whether they meet the definition of a derivative under authoritative accounting guidance as facts and circumstances may differ significantly.

        Patriot utilizes both "mandatory delivery" and "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans. See Note 18 to Patriot's unaudited consolidated financial statements On-Balance Sheet Derivative Instruments and Hedging Activities for further discussion.

Foreclosed Assets

        Assets acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling cost at the date of foreclosure. All write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less cost to sell and depreciation is not recorded.

        Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. The fair value of the property is depreciated based on its remaining useful life. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.

        Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Loans Acquired in Acquisitions

        Authoritative accounting guidance requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of the guidance. The guidance limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor's initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of the yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan's yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

Premises and Equipment

        Land is carried at cost. Buildings, leasehold improvements, furniture and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful life of the asset or the expected terms of the underlying lease, if shorter.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Income Taxes

        Patriot's income tax expense consists of the following components: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. Patriot determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur.

        Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not some portion or all of a deferred tax asset will not be realized.

        Patriot recognizes interest accrued on and penalties related to unrecognized tax benefits in tax expense. During the three months ended September 30, 2015 and 2014 Patriot recognized no interest and penalties.  During the nine months ended September 30, 2015 and 2014 Patriot recognized no interest and penalties. Patriot has no unrecognized tax benefits at September 30, 2015 and December 31, 2014.

        In May of 2006, the State of Texas implemented a new tax on taxable margin, effective for years ended after December 31, 2006. For Patriot, taxable margin is revenue less interest expense. The margin tax was insignificant for the three months ended September 30, 2015 and 2014.  The margin tax was insignificant for the nine months ended September 30, 2015 and 2014. The deferred tax component of this tax is insignificant.

        Based on management's analysis, Patriot did not have any uncertain tax positions as of September 30, 2015 and December 31, 2014. Patriot files income tax returns in the U.S. federal jurisdiction and the state of Texas. There are currently no income tax examinations underway for these jurisdictions. Patriot's income tax returns are subject to examination by the relevant taxing authorities as follows: U.S. federal income tax returns for tax years 2011 and forward; Texas income and margin tax returns for tax years 2010 and forward.

Cash Surrender Value of Life Insurance

        Life insurance policies are initially recorded at cost at the date of purchase. Subsequent to purchase, the policies are periodically adjusted to contract value. The adjustment to contract value increases or decreases the carrying value of the policies and is recorded as income or expense on the consolidated statement of income.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Advertising

        Generally, advertising costs are expensed as incurred. Advertising expenses for the three months ended September 30, 2015 and 2014 were $119,669 and $238,676, respectively. Advertising expenses for the nine months ended September 30, 2015 and 2014 were $499,490 and $687,509, respectively.

Troubled Debt Restructured Loans

        A troubled debt restructured loan is a loan which Patriot, for reasons related to a borrower's financial difficulties, grants a concession to the borrower that Patriot would not otherwise consider. The loan terms which have been modified or restructured due to a borrower's financial difficulty include, but are not limited to, a reduction in the stated interest rate; an extension of the maturity; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extension, deferral, renewal or rewrite. A troubled debt restructured loan would generally be considered impaired.

Preferred Stock

        Patriot has the authority to issue up to 24,991,590 shares of preferred stock. The preferred stock is available for issuance from time to time for various purposes as determined by the Board of Directors, including making future acquisitions, raising additional equity capital and financing. The following classes of preferred stock have been designated and issued:

Series B Preferred Stock

        On December 19, 2008, Patriot entered into a purchase agreement with the Treasury Department pursuant to which Patriot issued and sold to the Treasury Department (i) 26,038 shares of Patriot's Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, with a liquidation value of $1,000 per share, and (ii) a warrant to purchase up to 1,302 shares of Patriot's Perpetual Preferred Stock, Series C, par value $1.00 per share, at an exercise price of $0.50 per share (which we refer to in this joint proxy statement/prospectus as the "Warrant"), for an aggregate purchase price of $26,038,000 in cash.

        Cumulative dividends on the Series B Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The dividend rate increased to 9% per annum on February 15, 2014. Dividends are payable quarterly in arrears on each February 15, May 15, August 15, and November 15, each a dividend payment date, starting with February 15, 2009. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Series B Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Patriot. The Series B Preferred Stock generally is non-voting.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

The Series B Preferred Stock may not be redeemed prior to the first dividend payment date falling on or after the third anniversary, December 19, 2011, of the original issue date. On or after the first dividend payment date falling on or after the third anniversary of the original issue date, Patriot, at its option, subject to the approval of the appropriate federal banking agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available thereafter, the shares of designated preferred stock at the time outstanding, upon notice given at a redemption price equal to the sum of (i) the liquidation amount per share and (ii) any accrued and unpaid dividends to, but excluding, the date fixed for redemption.

        The Treasury Department sold the Series B Preferred Stock to private investors in April 2014.

Series C Preferred Stock

        The Warrant on Patriot's Perpetual Preferred Stock, Series C, was immediately exercised and issued on December 19, 2008. Cumulative dividends on the Series C Preferred Stock will accrue on the liquidation preference at a rate of 9% per annum. Dividends are payable quarterly in arrears on each February 15, May 15, August 15, and November 15, each a dividend payment date, starting with February 15, 2009. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Series C Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Patriot. The Series C Preferred Stock generally is non-voting.

        The Series C Preferred Stock may not be redeemed prior to the later of (i) the first dividend payment date falling on or after the third anniversary, December 19, 2011, of the original issue date; or (ii) the date on which all outstanding shares of the Series B Preferred Stock have been redeemed, repurchased, or otherwise acquired by Patriot. On or after the first dividend payment date falling on or after the third anniversary of the original issue date, Patriot, at its option, subject to the approval of the appropriate federal banking agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available thereafter, the shares of designated preferred stock at the time outstanding, upon notice given at a redemption price equal to the sum of (i) the liquidation amount per share and (ii) any accrued and unpaid dividends to, but excluding, the date fixed for redemption.

        The Treasury Department sold the Series C Preferred Stock to private investors in April 2014.

Series D Preferred Stock

        The Series D Preferred Stock has a subscription price of $1.50 per share and a par value of $0.50 per share. Dividends are calculated at an annual rate of 7% based upon the subscription price of $1.50 and paid monthly. Dividends are noncumulative. If the Board of Directors does not declare a dividend for a particular monthly period, Patriot will have no obligation to pay dividends for that month.

        The holders of the Series D Preferred Stock will have no voting rights, except in connection with (1) the creation of a class or series of stock ranking prior to the Series D in the payment of dividends or in the distribution of assets on its liquidation, dissolution, or winding up; (2) certain mergers and consolidations between Patriot and another entity; and (3) amendments to the Patriot certificate. Holders will also not have any preemptive or subscription rights to acquire additional shares of Patriot stock.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

        The Series D Preferred Stock will have no maturity date and Patriot will not be obligated to redeem them. Patriot may, at its option, and subject to the prior approval of the Dallas Federal Reserve, redeem the Series D Preferred Stock in whole or in part at any time following three years from the date of issuance at a cash redemption price of $1.50 per share.

        If the Series D Preferred Stock is outstanding after three years from the date of issuance, Patriot may, at its option, convert the Series D Preferred shares to shares of Common Stock at an initial conversion ratio of one share of Common Stock for each Series D Preferred share, plus cash in lieu of fractional shares.

        As of September 30, 2015 and December 31, 2014, Patriot had issued 1,200,001 shares of Series D Preferred Stock.

Series E Preferred Stock

        The Series E Preferred Stock has a subscription price of $1.20 per share and a par value of $0.50 per share. Dividends are calculated at an annual rate of 10% based upon the subscription price of $1.20 and paid quarterly. Dividends are noncumulative. If the Board of Directors does not declare a dividend for a particular quarterly period, Patriot will have no obligation to pay dividends for that quarter.

        The holders of the Series E Preferred Stock will have no voting rights, except in connection with (1) the creation of a class or series of stock ranking prior to the Series E in the payment of dividends or in the distribution of assets on its liquidation, dissolution, or winding up; (2) certain mergers and consolidations between Patriot and another entity; and (3) amendments to the Patriot certificate.

Holders will also not have any preemptive or subscription rights to acquire additional shares of Patriot stock.

        The Series E Preferred Stock will have no maturity date and Patriot will not be obligated to redeem them. Patriot may, at its option, and subject to the prior approval of the Dallas Federal Reserve, redeem the Series E Preferred Stock in whole or in part at any time following three years from the date of issuance at a cash redemption price of $1.20 per share.

        If the Series E Preferred Stock is outstanding after three years from the date of issuance, Patriot may, at its option, convert the Series E Preferred shares to shares of Common Stock at an initial conversion ratio of one share of Common Stock for each Series E Preferred share, plus cash in lieu of fractional shares. The Series E Preferred Stock converted to shares of Common Stock in the fourth quarter of 2014.

        There were 10,400,000 shares of Series E Preferred Stock authorized and no shares of Series E Preferred Stock issued and outstanding as of September 30, 2015 and December 31, 2014.

Series F Preferred Stock

        The Series F Preferred Stock has a subscription price of $0.80 per share and a par value of $0.50 per share. Dividends are calculated at an annual rate of 10% based upon the subscription price of $0.80 and paid quarterly. Dividends are noncumulative. If the Board of Directors does not declare a dividend for a particular quarterly period, Patriot will have no obligation to pay dividends for that quarter.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

         The holders of the Series F Preferred Stock will have no voting rights, except with respect to certain fundamental changes in terms of the Series F Preferred Stock and as required by Texas law. The voting rights will be in connection with (1) the creation of a class or series of stock ranking prior to the Series F in the payment of dividends or in the distribution of assets on its liquidation, dissolution, or winding up; (2) certain mergers and consolidations between Patriot and another entity; and (3) amendments to the Patriot certificate. Holders will also not have any preemptive or subscription rights to acquire additional shares of Patriot stock.

        The Series F Preferred Stock will have no maturity date and Patriot will not be obligated to redeem them.

       If the Series F Preferred Stock is outstanding after three years from the date of issuance, Patriot may, at its option, convert the Series F Preferred shares to shares of Common Stock at an initial conversion ratio of one share of Common Stock for each Series F Preferred share, plus cash in lieu of fractional shares.

        As of September 30, 2015 and December 31, 2014, Patriot had issued 10,687,500 shares of Series F Preferred Stock.

Series G Preferred Stock

        The Series G Preferred Stock has a subscription price of $0.50 per share and a par value of $0.50 per share. Dividends are calculated at an annual rate of 10% based upon the subscription price of $0.50 and paid quarterly. Dividends are noncumulative. If the Board of Directors does not declare a dividend for a particular quarterly period, Patriot will have no obligation to pay dividends for that quarter.

        The holders of the Series G Preferred Stock will have no voting rights, except with respect to certain matters as specified in the Patriot certificate and as otherwise required by Texas law. The voting rights will be in connection with (1) the creation of a class or series of stock ranking prior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on its liquidation, dissolution, or winding up; (2) certain mergers and consolidations between Patriot and another entity; (3) certain amendments to the Patriot certificate that adversely affect the rights and preferences of the Series G Preferred Stock; (4) the election of up to two directors of Patriot under special circumstances; and (5) as otherwise required by Texas law. Holders will also not have any preemptive or subscription rights to acquire additional shares of Patriot stock.

        The Series G Preferred Stock will have no maturity date and Patriot will not be obligated to redeem them.

        Patriot may, at its option at any time, convert the Series G Preferred shares to shares of Common Stock at a conversion ratio of four shares of Common Stock for each Series G Preferred share, plus cash in lieu of fractional shares. In addition, the Series G shares will automatically convert to shares of Common Stock at a conversion rate of four shares of Common Stock for each Series G Preferred share immediately following the redemption of conversion to Common Stock of all outstanding shares of the Series B Preferred Stock and Series C Preferred Stock.

        As of December 31, 2014, Patriot had issued 2,513,250 shares of Series G Preferred Stock. The Series G Preferred Stock converted to shares of Common Stock in February 2015.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Stock Purchase Agreement Restrictions

        Pursuant to the terms of the Stock Purchase Agreement with the Treasury Department (which we refer to in this joint proxy statement/prospectus as the "Patriot Stock Purchase Agreement"), Patriot adopted certain standards for executive compensation and corporate governance for the period during which the Treasury Department holds the equity issued pursuant to the Patriot Stock Purchase Agreement, including the common stock which may be issued pursuant to the Troubled Asset Relief Program (which we refer to in this joint proxy statement/prospectus as "TARP") warrant (which we refer to in this joint proxy statement/prospectus as the "TARP Warrant"). These standards generally apply to Patriot's Chief Executive Officer, Chief Operating Officer and the three next most highly compensated senior executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of operations, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of Patriot's compensation programs in future periods. Since the TARP Warrant has a ten year term, Patriot could potentially be subject to the executive compensation and corporate governance restrictions for a ten year time period.

        On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (which we refer to in this joint proxy statement/prospectus as "ARRA") was signed into law by President Obama. The ARRA includes a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health, and education needs. In addition, the ARRA imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including Patriot, until the institution has repaid the Treasury Department, which is now permitted under the ARRA without penalty and without the need to raise new capital, subject to the Treasury Department's consultation with the recipient's appropriate regulatory agency.

        The ARRA executive compensation standards are more stringent than those currently in effect under the TARP Capital Purchase Program or those previously proposed by the Treasury Department.

        The new standards include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation, other than restricted stock grants which do not fully vest during the TARP period up to one-third of an employee's total annual compensation, (ii) prohibitions on golden parachute payments for departure from a company, (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria, (iv) prohibitions on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by TARP recipients if found by the Treasury Department to be inconsistent with the purposes of TARP or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding "excessive or luxury expenditures," and (vii) inclusion in a participant's proxy statements for annual shareholder meetings of a nonbinding "Say on Pay" shareholder vote on the compensation of executives for participants with securities registered under federal securities laws.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Business Combinations, Goodwill and Other Intangible Assets

        Authoritative accounting guidance requires that all business combinations initiated after June 30, 2001 are accounted for under the acquisition method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. The guidance addresses the initial recognition and measurement of intangible assets acquired in a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. The guidance provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but rather be tested at least annually for impairment.

        Goodwill and other intangible assets recorded in the acquisitions of First State Bank of Honey Grove, Quadco Bancshares, Inc., Northeast Bancshares, Inc., Principal Mortgage Group and Northstreet Mortgage, Inc. are subject to the provisions of the guidance.

        The goodwill associated with the acquisitions of Principal Mortgage Group and Northstreet Mortgage, Inc. was deemed impaired in 2014, resulting in a goodwill impairment loss of $94,352. The goodwill recorded on the remaining acquisitions amounted to $6,681,784 and is not subject to amortization. Patriot conducted a goodwill impairment test for the year ended December 31, 2014. There were no further reductions of recorded goodwill resulting from the impairment test.

        Other identifiable intangible assets recorded by Patriot Bank represent future benefits associated with the acquisition of core deposits of First State Bank of Honey Grove, Quadco Bancshares, Inc. and Northeast Bancshares, Inc. and are being amortized over 10 years utilizing a method that approximates the expected attrition of the deposits.

Stock Compensation Plans

        Authoritative accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the grant date fair value of the equity or liability instruments issued. The guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

        The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. The guidance permits entities to use any option-pricing model that meets the fair value objective. Patriot elected to adopt the guidance on January 1, 2006 under the modified prospective method. Patriot did not have any awards outstanding prior to January 1, 2006.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

Recently Issued Authoritative Accounting Guidance

Accounting Standards Updates

        FASB ASU No. 2014-04—"Receivables—Troubled Debt Restructuring by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure" clarifies when an in substance foreclosure occurs, that is, when a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan. This is the point when the consumer mortgage loan should be derecognized and the real property recognized. ASU 2014-04 was effective for Patriot on January 1, 2015 and did not have a significant impact on Patriot's financial statements.

        FASB ASU No. 2014-09—"Revenue from Contract with Customers (Topic 606)" supersedes the revenue recognition requirements in Revenue Recognition (Topic 605), and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally ASU 2014-09 supersedes some cost guidance included in Revenue Recognition—Construction-Type and Production-Type Contracts (Subtopic 605-35). In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement. The core principal of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The adoption of this ASU becomes effective for Patriot beginning after January 1, 2017, with retrospective application to each prior reporting period presented, and is not expected to have a significant impact on Patriot's financial statements.

        FASB ASU No. 2014-11—"Transfers and Servicing (Topic 860)—Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosure" changes the accounting for repurchase-to-maturity transactions to secured borrowing accounting. It also requires separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty, which will result in secured borrowing accounting and disclosure for the repurchase agreement. The adoption of this ASU becomes effective for Patriot beginning after January 1, 2016 and is not expected to have a significant impact on Patriot's financial statements.

        FASB ASU No. 2014-12—"Compensation-Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period" requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of the compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. The adoption of this ASU becomes effective for Patriot beginning after January 1, 2016 and is not expected to have a significant impact on Patriot's financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

       FASB ASU No. 2014-14—"Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure" requires creditors to reclassify mortgage loans as another receivable that is separate from loans and to measure the receivable at the fixed or determinable amount expected to be received under the government guarantee if upon foreclosure the mortgage loans meet certain conditions. ASU 2014-04 was effective for Patriot on January 1, 2015 and did not have a significant impact on Patriot's financial statements.

        FASB ASU No. 2015-01—"Income Statement—Extraordinary and Unusual Items (Subtopic 225-20)—Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items." ASU 2015-01 eliminates from U.S. GAAP the concept of extraordinary items, which, among other things, required an entity to segregate extraordinary items considered to be unusual and infrequent from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. ASU 2015-01 is effective for Patriot beginning January 1, 2016, though early adoption is permitted. ASU 2015-01 is not expected to have a significant impact on Patriot's financial statements.

FASB ASU No. 2015-02 — “Consolidation (Topic 810) – Amendments to the Consolidation Analysis.” ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: 1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities, 2) Eliminate the presumption that a general partner should consolidate a limited partnership, 3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships, 4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2A-7 of the Investment Company Act of 1940 for registered money market funds. ASU 2015-02 is effective for Patriot beginning January 1, 2016. ASU 2015-02 is not expected to have a significant impact on Patriot’s financial statements.

FASB ASU No. 2015-03 — “Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for Patriot beginning January 1, 2017. ASU 2015-03 is not expected to have a significant impact on Patriot’s financial statements.

FASB ASU No. 2015-05 — “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40) – Customer's Accounting for Fees Paid in a Cloud Computing Arrangement.” ASU 2015-05 provides a basis for evaluating whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, then the arrangement should be accounted for as a service contract. ASU 2015-05 is effective for Patriot beginning January 1, 2016. ASU 2015-05 is not expected to have a significant impact on Patriot’s financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 1: Summary of Significant Accounting Policies (Continued)

FASB ASU No. 2015-14 — “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” In August 2015, the FASB issued ASU 2015-14, which defers the effective date of the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) until the interim and annual reporting periods beginning after December 15, 2017. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016. In May 2014, the FASB issued ASU 2014-09 that supersedes the revenue recognition requirements in Revenue Recognition (Topic 605), and most industry-specific guidance throughout the Industry Topics of the Codification.  Additionally ASU 2014-09 supersedes some cost guidance included in Revenue Recognition—Construction-Type and Production-Type Contracts (Subtopic 605-35).  In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement.  The core principal of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The adoption of ASU 2014-09 becomes effective for Patriot beginning after January 1, 2018, with retrospective application to each prior reporting period presented, and is not expected to have a significant impact on Patriot’s financial statements.

FASB ASU No. 2015-15 – “Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting.”  In August 2015, the FASB issued ASU 2015-15 that adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires the presentation of debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability. ASU 2015-03 does not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-15 is not expected to have a material impact on Patriot’s financial statements.

FASB ASU No. 2015-16 – “Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments.” In September 2015, the FASB issued ASU 2015-16 that requires the acquirer in a business combination to recognize in the reporting period in which adjustment amounts are determined, any adjustments to provisional amounts that are identified during the measurement period, calculated as if the accounting had been completed at the acquisition date. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. The amendments in ASU 2015-16 are to be applied prospectively upon adoption. The adoption of the provisions of ASU 2015-16 upon issuance did not have a material impact on Patriot’s financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 2: Earnings per Common Share

        Basic earnings per common share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding during the period.

        Diluted earnings per common share is computed using the weighted average number of shares determined for the basic earnings per common share computation plus the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock using the treasury stock method. Outstanding stock options and convertible preferred stock issued by Patriot represent the only dilutive effect reflected in diluted weighted average shares.

        The following table illustrates the computation of basic and diluted earnings per share:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

Basic:	$1,859,439		$2,038,522		$5,145,425		$5,418,437
Net income
Minus: Preferred dividends	(608,314)		(1,182,739)		(2,230,842)		(3,414,711)
Net income applicable to common stock	$1,251,125		$855,783		$2,914,583		$2,003,726
Weighted average shares outstanding	120,465,459	$0.010	98,523,001	$0.009	119,223,165	$0.024	97,974,411	$0.021

Diluted:
Net income	$1,859,439		$2,038,522		$5,145,425		$5,418,437
Minus: Dividends on cumulative preferred stock	(608,314)		(615,151)		(1,838,614)		(1,721,047)
Minus: Dividends on antidilutive preferred stock	-		(562,226)		(392,228)		(1,686,677)
Net income applicable to common stock	$1,251,125		$861,145		$2,914,583		$2,010,713
Weighted average shares outstanding	120,465,459		98,523,001		119,223,165		97,974,411
Add incremental shares for effect of dilutive securities:
Options	39,174		276,839		101,173		208,845
Convertible preferred stock	11,887,501		792,891		-		429,799
Total	132,392,134	$0.010	99,592,731	$0.009	119,324,338	$0.024	98,613,055	$0.020

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 3: Securities

        The amortized cost and fair value of Patriot's investment securities, with gross unrealized gains and loss, are presented below:

	September 30, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Available-for-sale:
Debt Securities:
Collateralized mortgage obligations	$78,000,804	$135,681	$(944,756)	$77,191,729
Mortgage-backed securities	115,121,176	233,115	(816,674)	114,537,617
Corporate bonds	3,787,837	-	(46,337)	3,741,500
Municipal bonds	237,026	1,128	-	238,154
Total securities available for sale	$197,146,843	$369,924	$(1,807,767)	$195,709,000

Held to maturity:
Debt Securities:
Mortgage-backed securities	$1,252,591	$64,057	$-	$1,316,648
Total securities held to maturity	$1,252,591	$64,057	$-	$1,316,648

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Available-for-sale:
Debt Securities:
Collateralized mortgage obligations	$92,421,890	$54,478	$(993,381)	$91,482,987
Mortgage-backed securities	216,367,912	218,548	(965,640)	215,620,820
Corporate bonds	3,787,206	-	(4,280)	3,782,926
Municipal bonds	237,261	-	-	237,261
Total securities available for sale	$312,814,269	$273,026	$(1,963,301)	$311,123,994

Held to maturity:
Debt Securities:
Mortgage-backed securities	$1,661,165	$76,598	$-	$1,737,763
Total securities held to maturity	$1,661,165	$76,598	$-	$1,737,763

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 3: Securities (Continued)

        For the three months ended September 30, 2015, proceeds from the sales of available for sale investment securities totaled $51,579,212, in which Patriot realized gross gains on the sales of these investment securities of $431,617. There were no realized gross losses on the sales of these investment securities. For the nine months ended September 30, 2015, proceeds from the sales of available for sale investment securities totaled $78,921,710, in which Patriot realized gross gains on the sales of these investment securities of $972,817. There were no realized gross losses on the sales of these investment securities.

        For the three months ended September 30, 2014, proceeds from the sales of available for sale investment securities totaled $28,660,722, in which Patriot realized gross gains on the sales of these investment securities of $217,848. There were no realized gross losses on the sales of these investment securities. For the nine months ended September 30, 2014, proceeds from the sales of available for sale investment securities totaled $107,468,401, in which Patriot realized gross gains on the sales of these investment securities of $983,799. There were no realized gross losses on the sales of these investment securities.

        At September 30, 2015 and December 31, 2014, investment securities with a carrying value of $2,220,249 and $2,520,603, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. In 2015, Patriot entered into eight standby letters of credit agreements with FHLB totaling $27,800,000 to secure deposits of multiple public units. The standby letters of credit mature in March 2016. As of September 30, 2015, $27,800,000 had been pledged to secure public deposits under the standby letters of credit; however, no advances were made under this funding source.

        The amortized cost and fair value of Patriot's investment securities by contractual maturity date at September 30, 2015, are presented below:

	September 30, 2015
	Held-to-maturity		Available-for-sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within one year or less	$-	$-	$-	$-
Due from one to five years	-	-	3,787,837	3,741,500
Due from five to ten years	-	-	1,078,538	1,088,040
Due after ten years	-	-	77,159,292	76,341,842
Mortgage-backed securities	1,252,591	1,316,648	115,121,176	114,537,618
Total	$1,252,591	$1,316,648	$197,146,843	$195,709,000

See Report of Independent Registered Public Accounting Firm.

 PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 3: Securities (Continued)

The following table presents, as of September 30, 2015 and December 31, 2014, Patriot's investment securities that have been in a continuous unrealized net loss position for less than 12 months and those that have been in a continuous unrealized loss position for 12 or more months:

	September 30, 2015
	Less than 12 Months		Over 12 Months
Category (number of securities)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Collateralized mortgage obligations (15)	$28,272,880	$191,797	$24,337,503	$752,958
Mortgage-backed securities (35)	63,997,239	535,517	14,943,066	281,158
Corporate bonds (2)	3,741,500	46,337	-	-
Municipal bonds	-	-	-	-
Total	$96,011,619	$773,651	$39,280,569	$1,034,116

	December 31, 2014
	Less than 12 Months		Over 12 Months
Category (number of securities)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Collateralized mortgage obligations (12)	$23,272,521	$9,026	$27,315,225	$984,355
Mortgage-backed securities (42)	85,005,516	271,397	65,521,967	694,243
Corporate bonds (1)	1,995,720	4,280	-	-
Total	$110,273,757	$284,703	$92,837,192	$1,678,598

Collateralized mortgage obligations

        The unrealized losses on Patriot's investment in collateralized mortgage obligations were caused by interest rate fluctuations. It is expected that the securities would not be settled at a price less than the amortized cost bases of Patriot's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because Patriot does not intend to sell the investments and it is not more likely than not that Patriot will be required to sell the investments before recovery of their amortized cost bases, which may be at maturity, Patriot does not consider those investments to be other-than-temporarily impaired at September 30, 2015 and December 31, 2014.

Mortgage-backed securities

        The unrealized losses on Patriot's investment in mortgage-backed securities were caused by interest rate fluctuations. The contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of Patriot's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because Patriot does not intend to sell the investments and it is not more likely than not that Patriot will be required to sell the investments before recovery of their amortized cost bases, which may be at maturity, Patriot does not consider those investments to be other-than-temporarily impaired at September 30, 2015 and December 31, 2014.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 3: Securities (Continued)

Corporate bonds

        The unrealized losses on Patriot's investment in corporate bonds were caused by interest rate fluctuations. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of Patriot's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because Patriot does not intend to sell the investments and it is not more likely than not that Patriot will be required to sell the investments before recovery of their amortized cost bases, which may be at maturity, Patriot does not consider those investments to be other-than-temporarily impaired at September 30, 2015 and December 31, 2014.

Other-than-temporary impairment

        Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) evaluation by Patriot of (a) its intent to sell a debt security prior to recovery and (b) whether it is more likely than not Patriot will have to sell the debt security prior to recovery. As of September 30, 2015 and December 31, 2014, no investment securities were other-than-temporarily impaired.

NOTE 4: Loans

        The following table summarizes Patriot's loan portfolio by loan type (in thousands):

	September 30, 2015		December 31, 2014

Commercial and industrial	$384,489	35.3%	$321,837	34.0%
Real estate:
Construction and land development	130,297	12.0	132,664	14.0
1 - 4 family residential mortgage	69,298	6.3	59,099	6.3
Multifamily residential	37,812	3.5	36,046	3.8
Commercial mortgage	464,646	42.7	389,459	41.1
Consumer and other	2,008	0.2	7,950	0.8
Total loans	1,088,550	100.00%	947,055	100.00%
Less: Allowance for loan losses	(10,925)		(11,112)
Loans, net	$1,077,625		$935,943

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        Nonaccrual loans, segregated by class of loans, were as follows (in thousands):

	September 30,	December 31,
	2015	2014

Commercial and industrial	$2,559	$2,467
Real estate:
Construction and land development	-	2,459
1 - 4 family residential mortgage	900	309
Multifamily residential	-	-
Commercial mortgage	64	576
Consumer and other	30	33
Total nonaccrual loans	$3,553	$5,844

        An age analysis of past due loans (including both accruing and nonaccruing loans), segregated by class of loans, as of September 30, 2015 and December 31, 2014, follows (in thousands):

	Loans 30 - 89 Days Past Due	Loans 90 Days or More Past Due	Current Nonaccrual Loans	Total Loans Past Due and Nonaccrual	Current Loans	Total Loans	Accruing Loans 90 Days or More Past Due

September 30, 2015
Commercial and industrial	$2,934	$675	$1,745	$5,354	$379,135	$384,489	$-
Real estate:
Construction and land development	-	-	-	-	130,297	130,297	-
1 - 4 family residential mortgage	144	410	352	906	68,392	69,298	-
Multifamily residential	-	-	-	-	37,812	37,812	-
Commercial mortgage	570	64	-	634	464,012	464,646	-
Consumer and other	75	30	-	105	1,903	2,008	-
Total nonaccrual loans	$3,723	$1,179	$2,097	$6,999	$1,081,551	$1,088,550	$-

December 31, 2014
Commercial and industrial	$13	$1,873	$594	$2,480	$319,357	$321,837	$-
Real estate:
Construction and land development	1,475	2,459	-	3,934	128,730	132,664	-
1 - 4 family residential mortgage	541	228	81	850	58,249	59,099	-
Multifamily residential	-	-	-	-	36,046	36,046	-
Commercial mortgage	67	576	-	643	388,816	389,459	-
Consumer and other	-	33	-	33	7,917	7,950	-
Total nonaccrual loans	$2,096	$5,169	$675	$7,940	$939,115	$947,055	$-

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        Impaired Loans.    Loans are considered impaired when, based on current information and events, it is probable Patriot will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. No interest income was recognized on a cash basis on impaired loans during the three months ended September 30, 2015 and 2014. No interest income was recognized on a cash basis on impaired loans during the nine months ended September 30, 2015 and 2014.

        Impaired loans as of September 30, 2015 and December 31, 2014 are set forth in the following table (in thousands):

	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized

September 30, 2015
Commercial and industrial	$4,413	$3,576	$388	$3,964	$388	$3,815	$76
Real estate:
Construction and land development	-	-	-	-	-	-	-
1 - 4 family residential mortgage	399	387	-	387	-	191	3
Multifamily residential	-	-	-	-	-	-	-
Commercial mortgage	141	104	-	104	-	107	6
Consumer and other	-	-	-	-	-	-	-
	$4,953	$4,067	$388	$4,455	$388	$4,113	$85

December 31, 2014
Commercial and industrial	$4,404	$3,641	$-	$3,641	$-	$5,967	$135
Real estate:
Construction and land development	2,459	2,459	-	2,459	-	4,508	24
1 - 4 family residential mortgage	-	-	-	-	-	2,748	-
Multifamily residential	-	-	-	-	-	7,615	-
Commercial mortgage	770	667	-	667	-	4,080	7
Consumer and other	-	-	-	-	-	-	-
	$7,633	$6,767	$-	$6,767	$-	$24,918	$166

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        Troubled Debt Restructurings.    The restructuring of a loan is considered a "troubled debt restructuring" if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. Troubled debt restructurings during the period indicated are set forth in the following table (in thousands):

	Nine Months Ended
	September 30, 2015		September 30, 2014
	Balance at Restructuring	Balance at Period-end	Balance at Restructuring	Balance at Period-end

Commercial and industrial	$1,308	$1,165	$-	$-
Real estate:
Construction and land development	-	-	1,054	1,047
1 - 4 family residential mortgage	217	204	4,077	4,077
Multifamily residential	-	-	-	-
Commercial mortgage	-	-	40	30
Consumer and other	-	-	-	-
Total troubled debt restructured loans	$1,525	$1,369	$5,171	$5,154

        Troubled debt restructurings during the period indicated that subsequently defaulted are set forth in the following table (in thousands):

Nine Months Ended
	September 30, 2015		September 30, 2014
	Number	Recorded Investment	Number	Recorded Investment

Commercial and industrial	-	$-	1	$688
Real estate:
Construction and land development	-	-	-	-
1 - 4 family residential mortgage	2	204	1	4,077
Multifamily residential	-	-	-	-
Commercial mortgage	-	-	-	-
Consumer and other	-	-	-	-

        Patriot has no commitments to loan additional funds to the borrowers whose loans have been modified. Authoritative guidance requires disclosure of these loans as impaired even though they are current in terms of principal and/or interest payments.

        Credit Quality Indicators.    As part of the on-going monitoring of the credit quality of Patriot's loan portfolio, management tracks certain credit quality indicators including trends related to (i) the level of classified loans, (ii) the delinquency status of loans, (iii) net charge-offs, (iv) non-performing loans, (v) loan concentrations, and (vi) general economic conditions.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        The loan review process involves the grading of each loan by its respective loan officer. Depending on the grade, a loan will be aggregated with other loans of similar grade and a loss factor is applied to the total loans in each group to establish the required level of allowance for loan losses. Patriot utilizes a risk grading matrix to assign a risk grade to each of its commercial loans. Loans are graded on a scale of 1 to 10. A description of the general characteristics of the 10 risk grades is as follows:

        Grades 1 and 2— These grades include loans of the highest standards of credit quality with virtually no risk of loss. These borrowers would represent top rated companies and individuals with unquestionable financial standing with excellent global cash flow coverage, net worth, liquidity and collateral coverage and/or secured by certificates of deposit/savings accounts.

        Grade 3— This grade include loans to borrowers of solid credit quality with moderate risk. Borrowers in this grade are differentiated from higher grades on the basis of size (capital and/or revenue), leverage, asset quality and the stability of the industry or market area.

        Grade 4— This grade includes loans to borrowers of acceptable credit quality and risk. Such borrowers are differentiated from Grade 3 in terms of size, secondary sources of repayment, or they are of lesser stature in other key credit metrics in that they may have higher leverage and less liquidity.

        Grade 5— This grade includes loans to borrowers of minimum acceptable risk. Borrowers in this category have the capacity to perform according to terms, however elements of uncertainty exist.

        Grade 6— This grade is for Special Mention (OAEM) in accordance with regulatory guidelines. This grade includes loans to borrowers whose credit quality has potential weaknesses and/or declining trends that, if not corrected, may result in deterioration of the repayment prospects at some future date.

        Grade 7— This grade includes Substandard loans, in accordance with regulatory guidelines, for which the accrual of interest has not been stopped. By definition under regulatory guidelines, a "Substandard" loan has defined weaknesses which make payment default or principal exposure likely, but not yet certain. Such loans are apt to be dependent upon collateral liquidation, a secondary source of repayment, or an event outside of the normal course of business.

        Grade 8— This grade includes Substandard loans, in accordance with regulatory guidelines, for which the accrual of interest has been stopped. This grade includes loans where a well-defined weakness indicates that is probable that not all principal and interest will be collected. These loans are deemed "impaired" and are individually reviewed for a specific reserve.

        Grade 9— This grade includes Doubtful loans in accordance with regulatory guidelines. These loans have all the characteristics of a substandard loan with the added weakness that payment or liquidation in full is highly questionable and improbable. Such loans are placed on nonaccrual status and may be dependent upon collateral having a value that is difficult to determine or upon some near-term event which lacks certainty. Additionally, these loans are deemed "impaired" and are individually reviewed for a specific reserve.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        Grade 10— This grade includes Loss loans in accordance with regulatory guidelines. Such loans are charged-off when payment is acknowledged to be uncertain or when the timing or value of payments cannot be determined, therefore loans within this category carry no reportable balance. "Loss" is not intended to imply that the loan or some portion of it will never be paid, nor does it in any way imply that there has been a forgiveness of debt.

        The following table presents loans by risk grade by class as of September 30, 2015 and December 31, 2014 (in thousands):

	Pass	Special Mention	Substandard	Non-Performing	Doubtful	Total

September 30, 2015
Commercial and industrial	$347,903	$30,268	$3,759	$2,171	$388	$384,489
Real estate:
Construction and land development	130,297	-	-	-	-	130,297
1 - 4 family residential mortgage	67,762	636	-	900	-	69,298
Multifamily residential	37,812	-	-	-	-	37,812
Commercial mortgage	453,924	9,189	1,469	64	-	464,646
Consumer and other	1,978	-	-	30	-	2,008
Total	$1,039,676	$40,093	$5,228	$3,165	$388	$1,088,550

December 31, 2014
Commercial and industrial	$310,958	$-	$8,412	$2,467	$-	$321,837
Real estate:					-	-
Construction and land development	126,544	-	3,661	2,459	-	132,664
1 - 4 family residential mortgage	58,741	-	49	309	-	59,099
Multifamily residential	36,046	-	-	-	-	36,046
Commercial mortgage	386,399	2,372	112	576	-	389,459
Consumer and other	7,917	-	-	33	-	7,950
Total	$926,605	$2,372	$12,234	$5,844	$-	$947,055

        The allowance for loan losses is a valuation established through charges to earnings in the form of a provision for loan losses. Management has established an allowance for loan losses which it believes is adequate for estimated losses in Patriot's loan portfolio. The amount of the allowance for loan losses is affected by the following: (i) charge-offs of loans that occur when loans are deemed uncollectible and decrease the allowance, (ii) recoveries on loans previously charged-off that increase the allowance and (iii) provisions for loan losses charged to earnings that increase the allowance. Based on an evaluation of the loan portfolio and consideration of the factors listed below, management presents a quarterly review of the allowance for loan losses to the Patriot board, indicating any change in the allowance since the last review and any recommendations as to adjustments in the allowance.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        In setting the specific valuation allowance, Patriot follows a review program to evaluate the credit risk in the loan portfolio. Through this review process, Patriot maintains an internal list of classified loans which helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. Loans that have been identified as impaired are reviewed on a quarterly basis in order to determine whether a specific reserve is required. For each impaired loan, Patriot allocates a specific loan loss reserve primarily based on the value of the collateral securing the impaired loan in accordance with ASC Topic 310. Loans for which specific reserves are provided are excluded from the general valuation allowance described below.

        Historical valuation allowances are calculated based on the historical gross loss experience of specific types of loans and the internal risk grade of such loans at the time they were charged-off. Patriot calculates historical gross loss ratios for pools of similar loans with similar characteristics based on the proportion of actual charge-offs experienced to the total population of loans in the pool. The historical gross loss ratios are periodically updated based on actual charge-off experience. A historical valuation allowance is established for each pool of similar loans based upon the product of the historical gross loss ratio and the total dollar amount of the loans in the pool. Patriot's pools of similar loans include similarly risk-graded groups of commercial and industrial loans, commercial real estate loans, consumer real estate loans and consumer and other loans.

        The general valuation factor is based upon a more qualitative analysis of risk. On a quarterly basis, survey participants rate the degree of various risks utilizing a numeric scale that translates to varying grades of high, moderate or low levels of risk. The results are then input into a risk-weighting matrix to determine an appropriate environmental risk adjustment factor.

        The various risks that may be considered in the determination of the environmental risk adjustment factor include, among other things, (i) the experience, ability, and effectiveness of the bank's lending management and staff; (ii) the effectiveness of Patriot's loan policies, procedures, and internal controls; (iii) changes in asset quality; (iv) the impact of legislative and governmental influences affecting industry sectors; (v) the effectiveness of the internal loan review function; (vi) credit concentrations; (vii) changes in volume of loans; (viii) changes in the underlying collateral values; and (ix) the impact of national and local economic trends and industry conditions. Based on a review of these factors, Patriot applies an estimated percentage to the outstanding balance of each loan type, excluding any loan that has a specific reserve allocated to it. Patriot uses this information to establish the amount of the general valuation allowance.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        The following table details activity in the allowance for loan losses by portfolio segment for the three months ended September 30, 2015 and 2014, the nine months ended September 30, 2015 and 2014 and year ended December 31, 2014 (in thousands). Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Commercial & Industrial	Construction and land development Commercial Real Estate	1 - 4 family residential mortgage	Multifamily residential Development	Commercial mortgage	Consumer and Other	Unallocated	Total

For the Three Months
Beginning balance - July 1, 2015	$4,684	$1,175	$466	$952	$2,712	$64	$765	$10,818
Provision	(48)	51	(430)	74	38	(23)	(54)	(392)
Charge-offs	-	-	-	-	-	(56)	-	(56)
Recoveries	46	6	397	-	60	46	-	555
Net charge-offs	46	6	397	-	60	(10)	-	499
Ending balance - September 30, 2015	$4,682	$1,232	$433	$1,026	$2,810	$31	$711	$10,925

For the Nine Months
Beginning balance - January 1, 2015	$4,582	$1,381	$480	$1,302	$2,961	$111	$295	$11,112
Provision	975	(165)	(462)	(502)	(581)	(73)	416	(392)
Charge-offs	(1,051)	-	-	-	(40)	(58)	-	(1,149)
Recoveries	176	16	415	226	470	51	-	1,354
Net charge-offs	(875)	16	415	226	430	(7)	-	205
Ending balance - September 30, 2015	$4,682	$1,232	$433	$1,026	$2,810	$31	$711	$10,925

As of September 30, 2015
Period-end amount allocated to:
Loans individually evaluated for impairment	$3,964	$-	$387	$-	$104	$-	$-	$4,455
Loans collectively evaluated for impairment	380,525	130,297	68,911	37,812	464,542	2,008	-	1,084,095
Total allowance for loan losses	$384,489	$130,297	$69,298	$37,812	$464,646	$2,008	$-	$1,088,550

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

	Commercial & Industrial	Construction and land development Commercial Real Estate	1 - 4 family residential mortgage	Multifamily residential Development	Commercial mortgage	Consumer and Other	Unallocated	Total

For the Three Months
Beginning balance - July 1, 2014	$5,821	$1,915	$523	$1,136	$3,100	$74	$165	$12,734
Provision	(485)	(253)	(39)	219	(166)	53	671	-
Charge-offs	(209)	-	-	-	-	(26)	-	(235)
Recoveries	82	6	6	-	57	1	-	152
Net charge-offs	(127)	6	6	-	57	(25)	-	(83)
Ending balance - September 30, 2014	$5,209	$1,668	$490	$1,355	$2,991	$102	$836	$12,651

For the Nine Months
Beginning balance - January 1, 2014	$5,403	$2,065	$772	$1,532	$3,288	$72	$1,171	$14,303
Provision	71	(517)	(298)	1,456	(467)	90	(335)	-
Charge-offs	(435)	-	-	(1,664)	-	(81)	-	(2,180)
Recoveries	170	120	16	31	170	21	-	528
Net charge-offs	(265)	120	16	(1,633)	170	(60)	-	(1,652)
Ending balance - September 30, 2014	$5,209	$1,668	$490	$1,355	$2,991	$102	$836	$12,651

As of September 30, 2014
Period-end amount allocated to:
Loans individually evaluated for impairment	$-	$477	$-	$-	$-	$-	$-	$477
Loans collectively evaluated for impairment	5,209	1,191	490	1,355	2,991	102	836	12,174
Total allowance for loan losses	$5,209	$1,668	$490	$1,355	$2,991	$102	$836	$12,651

	Commercial & Industrial	Construction and land development Commercial Real Estate	1 - 4 family residential mortgage	Multifamily residential Development	Commercial mortgage	Consumer and Other	Unallocated	Total

For the Year
Beginning balance - January 1, 2014	$5,402	$2,065	$773	$1,532	$3,287	$73	$1,171	$14,303
Provision	(560)	(448)	(315)	1,403	(552)	98	(876)	(1,250)
Charge-offs	(435)	(361)	-	(1,664)	-	(82)	-	(2,542)
Recoveries	175	125	22	31	225	23	-	601
Net charge-offs	(260)	(236)	22	(1,633)	225	(59)	-	(1,941)
Ending balance - December 31, 2014	$4,582	$1,381	$480	$1,302	$2,960	$112	$295	$11,112

As of December 31, 2014
Period-end amount allocated to:
Loans individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Loans collectively evaluated for impairment	4,582	1,381	480	1,302	2,960	112	295	11,112
Total allowance for loan losses	$4,582	$1,381	$480	$1,302	$2,960	$112	$295	$11,112

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 4: Loans (Continued)

        Patriot's recorded investment in loans as of September 30, 2015 and 2014 related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of Patriot's impairment methodology was as follows (in thousands):

	Commercial & Industrial	Construction and land development Commercial Real Estate	1 - 4 family residential mortgage	Multifamily residential Development	Commercial mortgage	Consumer and Other	Total

September 30, 2015
Loans individually evaluated for impairment	$3,964	$-	$387	$-	$104	$-	$4,455
Loans collectively evaluated for impairment	380,525	130,297	68,911	37,812	464,542	2,008	1,084,095
Total loans evaluated for impairment	$384,489	$130,297	$69,298	$37,812	$464,646	$2,008	$1,088,550

September 30, 2014
Loans individually evaluated for impairment	$3,161	$3,506	$4,077	$-	$691	$-	$11,435
Loans collectively evaluated for impairment	327,588	111,839	57,082	36,048	379,757	7,257	919,571
Total loans evaluated for impairment	$330,749	$115,345	$61,159	$36,048	$380,448	$7,257	$931,006

NOTE 5: Premises and Equipment

        A summary of the cost and accumulated depreciation of premises and equipment is presented below:

	September 30,	December 31,
	2015	2014

Bank building and premises	$554,359	$554,359
Leasehold improvements	2,883,246	2,818,875
Furniture and equipment	6,426,100	6,539,722
	9,863,705	9,912,956
Accumulated depreciation	(6,930,659)	(6,267,067)
	$2,933,046	$3,645,889

Depreciation expense for the three months ended September 30, 2015 and 2014 was $234,924 and $299,741, respectively. Depreciation expense for the nine months ended September 30, 2015 and 2014 was $780,848 and $914,344, respectively.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 6: Lease Commitments

        Patriot operates several of its locations in leased facilities, with primary lease terms ranging from 18 months to ten years. The following is a schedule of future minimum lease commitments for non-cancelable leases in effect at September 30, 2015:

2015	$438,598
2016	1,331,957
2017	673,344
2018	481,948
2019	286,057
Thereafter	1,996,537
Total minimum rental payments	5,208,441
Minimum sublease rentals	(358,895)
Net minimum rental payments	$4,849,546

        Total rental expense under operating leases for the three months ended September 30, 2015 and 2014 was $515,001 and $565,770, respectively. Total rental expense under operating leases for the nine months ended September 30, 2015 and 2014 was $1,530,393 and $1,728,354, respectively.

NOTE 7: Deposits

        At September 30, 2015, the scheduled maturities of time deposits in denominations of $100,000 or more were as follows (in thousands):

September 30,
2015
Three months or less	$47,074
Over three through six months	61,974
Over six through twelve months	66,268
Over one through two years	89,755
Over two through three years	6,104
Over three through four years	20,915
Over four through five years	42,956
Over five years	-
Total	$335,046

        Patriot had $36.3 million in brokered time deposits at September 30, 2015.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 8: Income Taxes

        Income tax expense was $877,605 and $1,047,814 for the three months ended September 30, 2015 and 2014, respectively. Patriot's effective tax rate was 32.1% and 34.0% for the three months ended September 30, 2015 and 2014, respectively. Income tax expense was $2,421,751 and $2,783,632 for the nine months ended September 30, 2015 and 2014, respectively. Patriot's effective tax rate was 32.0% and 33.9% for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 9: Off-Balance-Sheet Activities—Credit-Related Financial Instruments

        Patriot is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Patriot's exposure to credit loss is represented by the contractual amount of these commitments. Patriot follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

        At September 30, 2015 and December 31, 2014, the following financial instruments were outstanding whose contractual amounts represent credit risk:

	Unused Contractual Amount
	September 30, 2015	December 31, 2014

Commitments to extend credit	$293,131,509	$304,709,000
Standby letters of credit	8,175,106	4,765,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by Patriot, is based on management's credit evaluation of the customer.

        Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and ultimately may not be drawn upon to the total extent to which Patriot is committed.

        Standby letters of credit are conditional commitments issued by Patriot to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Patriot generally holds collateral supporting those letters of credit if deemed necessary.

        Patriot has no other off-balance-sheet arrangements or transactions with unconsolidated, special purpose entities that would expose Patriot to liability that is not reflected on the face of the financial statements.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 10: Legal Matters

        Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on Patriot's consolidated financial statements.

NOTE 11: Regulatory Matters

        On November 17, 2011, Patriot entered into a written agreement (which we refer to in this joint proxy statement/perspectives as the "Written Agreement") with the Dallas Federal Reserve and the Texas Department of Banking. Pursuant to the Written Agreement, Patriot has agreed not to declare or pay any dividends without the prior written approval of the Federal Reserve Board, the Director of the Division of Banking Supervision and Regulation of the Federal Reserve Board, and the Commissioner of the Texas Department of Banking, and not to take any dividends or other form of payment from Patriot Bank that represents a reduction in its capital without the prior written approval of those regulators. In addition, Patriot was asked to develop, implement, and submit a written plan to maintain sufficient capital at Patriot on a consolidated basis. This plan was submitted to the regulators on January 13, 2012. The Written Agreement was rescinded in May 2014.

NOTE 12: Restrictions on Dividends

        In issuing senior preferred stock (which we refer to this joint proxy statement/prospectus as the "Senior Preferred Stock") to the Treasury Department pursuant to the Capital Purchase Program, Patriot agreed to the following dividend restrictions:

        Prior to the Earlier of the Third Anniversary of the Closing Date (December 19, 2011), Full Redemption of the Senior Preferred Stock, or Transfer of the Senior Preferred Stock by the Treasury Department to Third Parties:    No dividends will be declared or paid, without the consent of the Treasury Department, other than (i) regular quarterly cash dividends on Common Stock not to exceed the amount of the last quarterly cash dividend per share declared on the Common Stock, (ii) dividends payable solely in shares of Common Stock, or (iii) regular dividends on shares of Preferred Stock in accordance with the terms thereof and which are permitted under the terms of the Senior Preferred Stock.

        Following the Third Anniversary of the Closing Date (December 19, 2011) and Prior to the Tenth Anniversary of the Closing Date (December 19, 2018), Full Redemption of the Senior Preferred Stock or Transfer of the Senior Preferred Stock by the Treasury Department to Third Parties:    No dividends will be declared or paid, without the consent of the Treasury Department, other than (i) cash dividends on Common Stock not to exceed an amount equal to 103% of the aggregate per share dividends on Common Stock for the immediately prior fiscal year, or (ii) regular dividends on shares of Preferred Stock in accordance with the terms thereof and which are permitted under the terms of the Senior Preferred Stock.

        Following the Tenth Anniversary of the Closing Date (December 19, 2018) and Prior to Full Redemption of the Senior Preferred Stock or Transfer of the Senior Preferred Stock by the Treasury Department to Third Parties:    No dividends will be declared or paid, without the consent of the Treasury Department, other than regular dividends on shares of Preferred Stock in accordance with the terms thereof and which are permitted under the terms of the Senior Preferred Stock.

        In addition, as long as any of the Senior Preferred Stock remains outstanding (whether held by the Treasury Department or a third party), Patriot may pay dividends to holders of most series of Patriot's other Preferred Stock or Patriot's Common Stock only when all accrued dividends on the Senior Preferred Stock have been paid in full.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 12: Restrictions on Dividends (Continued)

        Further, as of December 31, 2014, Patriot had an aggregate of $22,166,000 of junior subordinated debentures held by two statutory business trusts that it controls. Pursuant to the terms of the junior subordinated debentures, Patriot has the option to defer interest payments on the debentures at any time, for a period not to exceed twenty consecutive quarters. Patriot has not paid dividends on the Senior Preferred Stock since the fourth quarter of 2010. The accumulated and unpaid dividends on the Senior Preferred Stock (together with interest owing on such unpaid dividends) was $10,046,709 and $7,638,943 as of September 30, 2015 and December 31, 2014, respectively. Patriot must also fully pay all accrued and unpaid dividends on the Senior Preferred Stock before it may pay dividends on most series of Patriot's other Preferred Stock or Patriot's Common Stock.

NOTE 13: Regulatory Capital

        Patriot (on a consolidated basis) and Patriot Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Patriot's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Patriot and Patriot Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

                Quantitative measures established by regulation to ensure capital adequacy require Patriot and Patriot Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2015 and December 31, 2014, that Patriot and Patriot Bank met all capital adequacy requirements to which they are subject.

        Beginning January 1, 2015, community banking organizations became subject to a new regulatory rule recently adopted by federal banking agencies (commonly referred to as Basel III). The new rule establishes a new regulatory capital framework that incorporates revisions to the Basel capital framework, strengthens the definition of regulatory capital, increases risk-based capital requirements, and amends the methodologies for determining risk-weighted assets. These changes are expected to increase the amount of capital required by community banking organizations. Basel III includes a multiyear transition period from January 1, 2015 through December 31, 2019.

        Management believes that, as of September 30, 2015, Patriot and Patriot Bank would meet all capital adequacy requirements under the Basel III Capital rules on a fully phased-in basis as if such requirements were currently in effect; however, final rules are subject to regulatory discretion and could result in the need for additional capital levels in the future.

        As of September 30, 2015 and December 31, 2014, Patriot Bank is considered "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Patriot Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events that management believes have changed Patriot Bank's category.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 13: Regulatory Capital (Continued)

        Patriot's and Bank's capital amounts and ratios as of September 30, 2015 and December 31, 2014 are presented below (dollars in thousands). At September 30, 2015 and December 31, 2014, the required amounts shown are the level to be well capitalized.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio

September 30, 2015
Total Capital to Risk Weighted Assets
Consolidated	$151,886	11.8%	$102,937	8.0%	$	N/A	N/A	%
Bank	157,646	12.3	102,879	8.0		128,599	10.0

Tier 1 Capital to Risk Weighted Assets
Consolidated	140,911	11.0	77,202	6.0		N/A	N/A
Bank	146,671	11.4	77,159	6.0		102,879	8.0

Common Equity Tier I Capital
Consolidated	81,721	6.4	57,902	4.5		N/A	N/A
Bank	146,671	11.4	57,869	4.5		83,589	6.5

Tier I Capital to Average Total Assets
Consolidated	140,911	10.0	56,606	4.0		N/A	N/A
Bank	146,671	10.3	56,793	4.0		70,992	5.0

December 31, 2014
Total Capital to Risk Weighted Assets
Consolidated	$147,995	12.9%	$91,908	8.0%	$	N/A	N/A	%
Bank	150,559	13.1	91,841	8.0		114,801	10.0

Tier 1 Capital to Risk Weighted Assets
Consolidated	136,883	11.9	45,954	4.0		N/A	N/A
Bank	139,447	12.2	45,920	4.0		68,881	6.0

Tier I Capital to Average Total Assets
Consolidated	136,883	9.9	55,398	4.0		N/A	N/A
Bank	139,447	10.1	55,182	4.0		68,978	5.0

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 14: Related Party Transactions

        In the ordinary course of business, Patriot has granted loans to principal officers and directors and their affiliates. An analysis of activity with respect to these related party loans for the periods ended September 30, 2015 and December 31, 2014 was as follows:

	September 30,	December 31,
	2015	2014

Beginning balance	$56,287,705	$56,534,597
Principal additions	6,094,203	5,130,498
Principal reductions	(5,594,097)	(5,377,390)
Ending Balance	$56,787,811	$56,287,705

        Deposits from related parties held by Patriot at September 30, 2015 and December 31, 2014 totaled $24,464,285 and $7,628,931, respectively.

NOTE 15: Alternative Funding Sources

        Patriot has a blanket borrowing agreement with the FHLB to fund advances. The agreement provides for certain loans and securities to be pledged as collateral for advances. As of September 30, 2015 and December 31, 2014, Patriot had $212,500,000 and $138,750,000, respectively, in advances outstanding under this agreement.

        Patriot has a line of credit with a correspondent bank totaling $10,000,000 at a variable interest rate quoted on the day any advances are drawn. The terms provide that on or before the day funds are requested, each funding must be secured 110% with U.S. Government or Agency securities, to be held at the correspondent bank. The agreement matures September 30, 2015 and may be renewed for additional one year terms. As of September 30, 2015 and December 31, 2014, no advances were made under this agreement.

        During the first quarter of 2012, Patriot Bank received initial approval of a $10,000,000 repurchase line. This line was increased to $20,000,000 in September 2013. The line is available subject to the issuer's repurchase policy and the agreement executed between Patriot Bank and the issuer. The line is conditional as to not violate any regulatory policy and can be increased or terminated upon review by the issuer. As of September 30, 2015 and December 31, 2014, no advances were made under this agreement.

        In addition, Patriot has a perpetual federal funds line of credit with a third correspondent bank. The terms provide for a maximum amount of $10,000,000 with interest rate quoted on the date(s) of the advance(s) and termination rights held by the correspondent bank. Termination can be made by the correspondent bank with or without notice to Patriot. As of September 30, 2015 and December 31, 2014, no advances were made under this agreement.

        In addition, Patriot has a discretionary uncommitted federal funds line of credit with a fourth correspondent bank. The terms provide for a maximum amount of $10,000,000 with interest rate quoted on the date(s) of the advance(s). The decision to grant any loan under this agreement shall be at the correspondent bank's sole and complete discretion. The terms provide that each funding must be secured 100% with U.S. Government or Agency securities or 120% with municipal obligations of state or local governments and corporate obligations. As of September 30, 2015 and December 31, 2014, no advances were made under this agreement.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 16: Employee Benefit Plans

Stock Option Plan

Under Patriot's Employee Stock Option Plan, Patriot may grant options to purchase its common stock to its directors, officers and employees for up to 6,950,000 shares of common stock. These stock option grants are primarily incentive-based in order to attract and retain qualified and highly productive employees. The exercise price of each stock option is determined on the date of the grant. Patriot's stock option agreements are for a maximum term of ten years. The options vest over a period of three years following the date of the grant. Effective January 1, 2006, Patriot adopted authoritative accounting guidance which requires that compensation cost relating to share-based payment transactions be recognized in the financial statements with measurement based upon the fair value of the equity or liability instruments issued. For the three months ended September 30, 2015 and 2014, Patriot recognized $67,920 and $19,767, respectively, in compensation expense for stock options, which is included as a part of salaries and employee benefits on the statement of income. For the nine months ended September 30, 2015 and 2014, Patriot recognized $260,761 and $46,470, respectively, in compensation expense for stock options, which is included as a part of salaries and employee benefits on the statement of income.

Restricted Stock Plans

        Patriot has entered into various restricted stock award agreements that grant restricted stock to its directors, officers and employees. Under the terms of the plans, Patriot may award up to 6,350,000 shares to the plan participants. All shares issued under the plans are subject to a restriction period whereby the shares cannot be sold, assigned, transferred, pledged or otherwise encumbered for a period of 5 years. This restriction period may be adjusted at any time at the discretion of the Board of Directors. Any participant that terminates employment or ceases services for Patriot prior to the end of the restriction period will forfeit all restricted shares subject to the plans.

As of September 30, 2015, a cumulative total of 6,329,600 restricted shares had been granted under the plans and were outstanding. The restricted shares were valued as of the date of the award by an external firm, Southard Financial, that accounted for the terms of the plans such as the restriction period, conditions of ownership and the liquidity of the common stock. Compensation expense of $79,474 and $113,038 was recognized during the three months ended September 30, 2015 and 2014, respectively, and is included as a part of salaries and employee benefits in the statement of income. Compensation expense of $266,421 and $351,945 was recognized during the nine months ended September 30, 2015 and 2014, respectively, and is included as a part of salaries and employee benefits in the statement of income.

Patriot 401(k) Plan

        Effective January 19, 2005, Patriot Bank adopted the Patriot 401(k) Plan. Employees are eligible to participate when they have attained the age of 21 and completed 60 days of service. Employees may elect to have a portion, subject to annual IRS dollar limits, of their compensation contributed to the Patriot 401(k) Plan on a pre-tax basis. At the direction of the Board of Directors, Patriot may match a percentage of employee contributions and/or make an additional discretionary contribution to be allocated to participants relative to compensation. Patriot made no contributions to the Patriot 401(k) Plan during the three months ended September 30, 2015 and 2014. Patriot made contributions of $165,000 and $250,000 to the Patriot 401(k) Plan during the nine months ended September 30, 2015 and 2014, respectively.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements

        Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

        Authoritative guidance requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

        Level 1 Inputs—Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

        Level 2 Inputs—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs—Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

        A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

        In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes Patriot's valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

        Securities available for sale—Securities classified as available for sale are reported at fair value utilizing Level 1 and Level 2 inputs. For these securities, Patriot obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the Treasury Department yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond's terms and conditions, among other things.

        Loans held for sale—Loans held for sale are carried at fair value and are classified within Level 2 of the valuation hierarchy. The inputs for valuation of these assets are based on the anticipated sales price of these loans as the loans are usually sold within a few weeks of their origination.

        Impaired loans—Impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Cash balances held as collateral on impaired loans are reported utilizing Level 1 inputs. Collateral values are estimated using Level 2 inputs based on internally customized discounting criteria. Impaired loans that are not collateral dependent are valued using Level 3 inputs.

        Derivative financial instruments—Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts. These instruments are valued using Level 2 inputs utilizing valuation models that consider: (a) time value, (b) volatility factors, and (c) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Patriot utilizes counterparties' valuations to assess the reasonableness of its prices and valuation techniques.

        Foreclosed assets—Foreclosed real estate held for sale is reported at fair value less estimated costs to dispose of the property using Level 2 inputs. The fair values are determined by real estate appraisals using valuation techniques consistent with the market approach using recent sales of comparable properties. In cases where such inputs are unobservable, the balance is reflected within the Level 3 hierarchy.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

        The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis as of September 30, 2015 and December 31, 2014, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	September 30, 2015
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

Financial assets:
Investment securities available for sale:
Collateralized mortgage obligations	$-	$77,191,729	$-	$77,191,729
Mortgage-backed securities	-	114,537,617	-	114,537,617
Corporate bonds	-	3,741,500	-	3,741,500
Municipal bonds	-	238,154	-	238,154
Loans held for sale	-	2,809,349	-	2,809,349
Derivative assets (interest rate swaps and caps)	-	2,312,342	-	2,312,342
Total financial assets	$-	$200,830,691	$-	$200,830,691

Financial liabilities:
Derivative assets (interest rate swaps and caps)	$-	$2,312,342	$-	$2,312,342
Total financial liabilities	$-	$2,312,342	$-	$2,312,342

	December 31, 2014
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

Financial assets:
Investment securities available for sale:
Collateralized mortgage obligations	$-	$91,482,987	$-	$91,482,987
Mortgage-backed securities	-	215,620,820	-	215,620,820
Corporate bonds	-	3,782,926	-	3,782,926
Municipal bonds	-	237,261	-	237,261
Loans held for sale	-	10,668,364	-	10,668,364
Derivative assets (interest rate swaps and caps)	-	1,280,421	-	1,280,421
Foreign exchange contract	-	437,555	-	437,555
Total financial assets	$-	$323,510,334	$-	$323,510,334

Financial liabilities:
Derivative assets (interest rate swaps and caps)	-	1,280,421	-	1,280,421
Derivative liabilities (forward sales on loans held for sale)	-	21,895	-	21,895
Foreign exchange contract	-	437,555	-	437,555
Total financial liabilities	$-	$1,739,871	$-	$1,739,871

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

        Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table summarizes financial assets and financial liabilities measured at fair value on a nonrecurring basis as of September 30, 2015 and December 31, 2014, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	September 30, 2015
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Financial assets:
Impaired loans	$865,562	$490,598	$3,098,653	$4,454,813
Nonfinancial assets:
Foreclosed assets	-	14,660,970	-	14,660,970

	December 31, 2014
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Financial assets:
Impaired loans	$1,453,407	$3,126,253	$2,187,165	$6,766,825
Nonfinancial assets:
Foreclosed assets	-	19,415,635	-	19,415,635

During September 30, 2015, certain impaired loans were evaluated and reported at fair value based upon the fair value of the underlying collateral. Impaired loans with a carrying value of $4,067,126 did not require specific reserves as collateral valuation utilizing Level 2 and Level 3 valuation inputs were deemed sufficient. During the year ended December 31, 2014, certain impaired loans were remeasured and reported at fair value based upon the fair value of the underlying collateral. Impaired loans with a carrying value of $6,766,825 did not require specific reserves as collateral valuation utilizing Level 1, Level 2 and Level 3 valuation inputs were deemed sufficient.

        The following table represents Patriot's Level 3 financial assets, the valuation techniques used to measure the fair value of those financial assets, and the significant unobservable inputs and the ranges of values for those inputs:

	Fair Value at September 30, 2015	Principal Valuation Technique	Significant Unobservable Inputs	Range of Significant Input Values

Impaired loans	$3,098,653	Appraisal of collateral	Appraisal adjustment	0 - 50%

	Fair Value at December 31, 2014	Principal Valuation Technique	Significant Unobservable Inputs	Range of Significant Input Values

Impaired loans	$2,187,165	Appraisal of collateral	Appraisal adjustment	0 - 50%

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

        Those financial instruments not subject to the implementation of this guidance are required to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. The following table summarizes the fair market values of all financial instruments of Patriot at September 30, 2015 and December 31, 2014, followed by methods and assumptions that were used by Patriot in estimating the fair value of the classes of financial instruments.

        The estimated fair value amounts of financial instruments have been determined by Patriot using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Patriot could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	September 30, 2015
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value	Carrying Amount
Financial assets:
Cash and cash equivalents	$8,338,512	$-	$-	$8,338,512	$8,338,512
Interest bearing deposits in banks	66,318,546	-	-	66,318,546	66,318,546
Securities available for sale	-	195,709,000	-	195,709,000	195,709,000
Securities held to maturity	-	1,316,648	-	1,316,648	1,252,591
Restricted investments carried at cost	-	-	9,373,765	9,373,765	9,373,765
Loans held for sale	-	2,809,349	-	2,809,349	2,809,349
Loans receivable, net	-	-	1,057,998,187	1,057,998,187	1,073,169,753
Foreclosed assets, net	-	14,660,970	-	14,660,970	19,415,365
Cash surrender value of life insurance	-	25,143,060	-	25,143,060	25,143,060
Financial liabilities:
Deposits	169,859,464	893,435,000	-	1,063,294,464	1,059,445,079
Advances from FHLB	-	212,500,000	-	212,500,000	212,500,000
Subordinated debentures	-	22,166,000	-	22,166,000	22,166,000

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

	December 31, 2014
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value	Carrying Amount

Financial assets:
Cash and cash equivalents	$6,817,971	$-	$-	$6,817,971	$6,817,971
Interest bearing deposits in banks	58,102,333	-	-	58,102,333	58,102,333
Securities available for sale	-	311,123,994	-	311,123,994	311,123,994
Securities held to maturity	-	1,737,763	-	1,737,763	1,661,165
Restricted investments carried at cost	-	-	6,370,365	6,370,365	6,370,365
Loans held for sale	-	10,668,363	-	10,668,363	10,668,363
Loans receivable, net	-	-	935,611,638	935,611,638	935,942,971
Foreclosed assets, net	-	19,415,635	-	19,415,635	19,415,635
Cash surrender value of life insurance	-	24,571,139	-	24,571,139	24,571,139
Financial liabilities:
Deposits	151,438,836	961,180,248	-	1,112,619,084	1,110,407,257
Advances from FHLB	-	138,785,000	-	138,785,000	138,750,000
Subordinated debentures	-	22,166,000	-	22,166,000	22,166,000

        Cash and Cash Equivalents, Interest Bearing Deposits in Banks, Accrued Interest Receivable, Accrued Interest Payable, and Accrued Dividends Payable—The carrying amounts approximate fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

        Securities—The fair value of securities is determined by quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        Restricted Investments Carried at Cost—The carrying value of these investments approximates fair value based on the redemption provisions contained in each.

        Loans—Fair values are estimated by stratifying the loan portfolio into groups of loans with similar financial characteristics. Loans are segregated by type such as real estate, commercial, and consumer, with each category further segmented into fixed and adjustable rate interest terms. For mortgage loans, Patriot uses the secondary market rates in effect for loans that have similar characteristics. The fair value of other fixed rate loans is calculated by discounting scheduled cash flows through the anticipated maturities adjusted for prepayment estimates.

        Adjustable interest rate loans are assumed to approximate fair value because they generally reprice within the short term. Fair values are adjusted for credit risk based on assessment of risk identified with specific loans, and risk adjustments on the remaining portfolio based on credit loss experience. Assumptions regarding credit risk are judgmentally determined using specific borrower information, internal credit quality analysis, and historical information on segmented loan categories for non-specific borrowers.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 17: Fair Value Measurements (Continued)

        Cash surrender value of life insurance—The carrying amount of cash surrender value of life insurance is based on information received from the insurance carriers indicating the financial performance of the policies and the amount Patriot would receive should the policies be surrendered.

        Deposits—The fair value of deposits with no stated maturity, such as checking, passbook, and money market, is equal to the amount payable on demand. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar maturities.

        Advances from FHLB and Subordinated Debentures—The fair value of Patriot's advances and debentures are estimated using discounted cash flow analysis based on the interest rate that would be effective at September 30, 2015 and December 31, 2014, if the borrowings repriced according to their stated terms.

        Off-balance-sheet instruments—Fair values for off-balance-sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair values of these financial instruments are considered insignificant. Additionally, those financial instruments have no carrying value.

NOTE 18: On-Balance Sheet Derivative Instruments and Hedging Activities

Derivative Financial Instruments

        Patriot has stand alone derivative financial instruments in the form of interest rate swap agreements, which derive their value from underlying interest rates. These transactions involve both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivative are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any. Such difference, which represents the fair value of the derivative instruments, is reflected on Patriot's statement of financial condition as other assets and other liabilities.

        Patriot is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. Patriot controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations. Patriot deals only with primary dealers.

        Derivative instruments are generally either negotiated over-the-counter contracts or standardized contracts executed on a recognized exchange. Negotiated over-the-counter contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 18: On-Balance Sheet Derivative Instruments and Hedging Activities (Continued)

Risk Management Policies—Hedging Instruments

        The primary focus of Patriot's asset/liability management program is to monitor the sensitivity of Patriot's net portfolio value and net income under varying interest rate scenarios to take steps to control its risks.  On a quarterly basis, Patriot simulates the net portfolio value and net income expected to be earned over a twelve-month period following the date of simulation. The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest-earning assets and interest-bearing liabilities during the measurement period. Based upon the outcome of the simulation analysis, Patriot considers the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates. Patriot evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management—Derivative Instruments Not Designated as Hedging Instruments

        Certain derivative instruments do not meet the requirements for hedging treatment specified in the accounting guidance. These undesignated derivative instruments are recognized on the consolidated statement of financial condition at fair value, with changes in fair value recorded in current earnings.

Interest Rate Lock Commitments

        Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Patriot enters into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans subsequently be sold in the secondary market. These commitments are contingent upon the loan meeting underwriting and origination guidelines. If underwriting and origination guidelines are not met, the loan is not originated and the rate lock expires. A mortgage loan commitment binds Patriot to lend funds to a potential borrower at a specified interest rate and within a specified period of time, generally up to 60 days after inception of the rate lock.

        Outstanding derivative loan commitments expose Patriot to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases.

        Effective December 1, 2014, Patriot discontinued the issuance of mandatory delivery interest rate lock commitments to fund residential mortgages.

Interest Rate Swaps

        Beginning in September 2008, Patriot Bank has entered into interest rate swap transactions with its borrowers that have a notional amount based upon the loan amount and maturity terms ranging from one to seven years. Patriot Bank will either receive floating and pay fixed or receive fixed and pay floating depending upon the terms of the agreement and the underlying loan. To achieve a neutral position in these interest rate swap transactions, Patriot Bank enters into another interest rate swap transaction with a counterparty. These mirror transactions have the same notional amount and terms as the original interest rate swap transactions Patriot Bank has with its borrowers. Patriot

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 18: On-Balance Sheet Derivative Instruments and Hedging Activities (Continued)

Bank has analyzed both the original transactions and the mirror transactions and has determined that the transactions do meet fair value hedge accounting standards set forth in the authoritative guidance. Therefore, gains and losses associated with these swap transactions are recorded through interest income.

Interest Rate Caps

        Beginning in December 2013, Patriot Bank has entered into interest rate cap transactions with its borrowers. To achieve a neutral position in these interest rate cap transactions, Patriot Bank enters into another interest rate cap transaction with a counterparty. These mirror transactions have the same notional amount and terms as the original interest rate cap transactions Patriot Bank has with its borrowers. Patriot Bank has analyzed both the original transactions and the mirror transactions and has determined that the transactions do meet fair value hedge accounting standards set forth in the authoritative guidance. Therefore, gains and losses associated with these cap transactions are recorded through interest income.

Forward Loan Sales Commitments

        To protect against the price risk inherent in derivative loan commitments, Patriot utilizes both "mandatory delivery" and "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments.

        With a "mandatory delivery" contract, Patriot commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If Patriot fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a "pair-off" fee, based on then-current market prices, to the investor to compensate the investor for the shortfall.

        With a "best efforts" contract, Patriot commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (for example, on the same day the lender commits to lend funds to a potential borrower).

        Effective December 1, 2014, Patriot discontinued the issuance of forward loan sales commitments to fund residential mortgages.

Forward Contracts Securities

        Patriot sells forward contracts on securities of Fannie Mae, Freddie Mac, and Ginnie Mae to offset the risk associated with "mandatory delivery" contracts and changes in the fair value of loans held for sale. The forward contracts used to economically hedge the mandatory commitments are accounted for as non-designated hedges and naturally offset mandatory commitment mark-to-market gains and losses recognized as a component of gain on loan sale.

        Effective December 1, 2014, Patriot discontinued the issuance of forward contracts on securities.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 18: On-Balance Sheet Derivative Instruments and Hedging Activities (Continued)

        The following is a summary of the effect of derivative instruments on the consolidated statement of financial condition as of September 30, 2015 and December 31, 2014:

	September 30, 2015
	Statement of Financial Condition Location	Notional Amount	Fair Value

Derivatives not designated as hedging instruments
Interest rate swaps	Other assets	$91,282,209	$2,292,160
Interest rate swaps	Other liabilities	91,282,209	(2,292,160)
Interest rate caps	Other assets	16,929,432	20,182
Interest rate caps	Other liabilities	16,929,432	(20,182)
Total derivatives not designated as hedging instruments		$216,423,282	$-

	December 31, 2014
	Statement of Financial Condition Location	Notional Amount	Fair Value

Derivatives not designated as hedging instruments
Forward loan sales commitments	Loans held for sale	$429,250	$15,874
Forward contracts securities	Other liabilities	2,500,000	(21,895)
Interest rate swaps	Other assets	75,183,902	1,115,712
Interest rate swaps	Other liabilities	75,183,902	(1,115,712)
Interest rate caps	Other assets	16,929,432	164,709
Interest rate caps	Other liabilities	16,929,432	(164,709)
Foreign exchange contract	Other assets	3,550,322	437,555
Foreign exchange contract	Other liabilities	3,550,322	(437,555)
Total derivatives not designated as hedging instruments		$194,256,562	$(6,021)

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 19: Other Intangible Assets

        A summary of the gross carrying amount and accumulated amortization of other intangible assets follows:

	September 30,	December 31,
	2015	2014

Other intangible assets:
Core deposits—First State Bank of Honey Grove	$131,467	$131,467
Core deposits—Quadco Bancshares, Inc.	437,545	437,545
Core deposits—Northeast Bancshares, Inc.	1,025,671	1,025,671
	1,594,683	1,594,683
Accumulated amortization	(1,455,529)	(1,345,792)
	$139,154	$248,891

Amortization expense for the three months ended September 30, 2015 and 2014 was $36,579 and $39,867, respectively. Amortization expense for the nine months ended September 30, 2015 and 2014 was $109,737 and $119,601, respectively. At September 30, 2015, the amortization expense for 2015 is expected to be approximately $36,579. For the second year and final year, amortization expense is expected to be approximately $103,000.

NOTE 20: Advances from FHLB

        Patriot had outstanding advances from FHLB totaling $212,500,000 and $138,750,000 at September 30, 2015 and December 31, 2014, respectively. Such advances had a weighted average interest rate of 0.41% at September 30, 2015 and are secured by substantially all of Patriot's single-family residential mortgage loans. Scheduled maturities of the advances at September 30, 2015 are as follows:

2015	$132,250,000
2016	70,250,000
2017	10,000,000
$212,500,000

NOTE 21: Subordinated Debentures

        On August 2, 2007, Patriot completed the private placement of $17,011,000 in subordinated debentures to Patriot Bancshares Capital Trust II (which we refer to in this joint proxy statement/perspectives as "Trust II") and injected $15,000,000 of capital into Patriot Bank. Trust II funded the purchase of the subordinated debentures through the sale of trust preferred securities with a liquidation value of $17,011,000. Using interest payments made by Patriot on debentures, Trust II began paying quarterly dividends to preferred security holders on November 2, 2007. The annual percentage rate of the interest payable on the subordinated debentures and distributions payable on the preferred securities is 3 Month LIBOR plus 1.80% (2.1372% at September 30, 2015); however, the interest rate cannot exceed 11.90%. Dividends on the preferred securities are cumulative and Trust II may defer the payments for up to five years. The preferred securities mature in September 2037 unless Patriot elects and obtains regulatory approval to accelerate the maturity date to as early as August 2, 2012.

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 21: Subordinated Debentures (Continued)

        On March 31, 2006, Patriot completed the private placement of $5,155,000 in subordinated debentures to Patriot Bancshares Capital Trust I (which we refer to in this joint proxy statement/perspectives as "Trust I") and injected $3,985,000 of capital into Patriot Bank. Trust I funded the purchase of the subordinated debentures through the sale of trust preferred securities with a liquidation value of $5,155,000. Using interest payments made by Patriot on debentures, Trust I began paying quarterly dividends to preferred security holders on July 7, 2006. The annual percentage rate of the interest payable on the subordinated debentures and distributions payable on the preferred securities is 3 Month LIBOR plus 1.85% (2.1388% at September 30, 2015); however, the interest rate cannot exceed 11.90%. Patriot deposited $1,000,000 into an escrow account to guarantee interest payments due under the debenture. The escrow agreement allows for the disbursement of a portion of the funds upon satisfaction of certain capital requirements by Patriot.

        All of the funds have been released from restriction and the escrow account has no remaining balance. Dividends on the preferred securities are cumulative and Trust I may defer the payments for up to five years. The preferred securities mature in April 2036 unless Patriot elects and obtains regulatory approval to accelerate the maturity date to as early as July 7, 2011.

For the three months ended September 30, 2015 and 2014, interest expense on the subordinated debentures was $115,622 and $122,096, respectively.  For the nine months ended September 30, 2015 and 2014, interest expense on the subordinated debentures was $339,578 and $360,983, respectively.  Accrued interest payable on the subordinated debentures was $41,181 and $13,343 at September 30, 2015 and December 31, 2014, respectively.

Subordinated debt may be included in regulatory Tier 1 capital subject to a limitation that such amounts not exceed 25% of Tier 1 capital. The remainder of subordinated debt is included in Tier II capital. There is no limitation for inclusion of subordinated debt in total risk-based capital and, as such, all subordinated debt was included in total risk-based capital.

NOTE 22: Foreclosed Assets

        Foreclosed assets are presented net of valuation reserve. An analysis of the valuation reserve on foreclosed assets is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Balance at beginning of period	$429,292	$570,828	$613,367	$752,058
Provision for losses	157,250	9,204	206,275	57,068
Charge-offs	(41,374)	(34,645)	(274,474)	(263,739)
Recoveries	-	-	-	-
Balance at end of period	$545,168	$545,387	$545,168	$545,387

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 22: Foreclosed Assets (Continued)

Expenses applicable to foreclosed assets include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net (gain) loss on sales of foreclosed assets	$-	$(1,059,268)	$(41,450)	$(1,131,785)
Provision for losses and mark to market expenses	157,250	9,204	206,275	57,068
Operating expenses, net of rental income	209,482	276,882	648,868	1,201,577
Net expenses on foreclosed assets	$366,732	$(773,182)	$813,693	$126,860

NOTE 23: Other Comprehensive Income

        The tax effects allocated to each component of other comprehensive income is as follows:

	Before Tax Amount	Tax Expense	Net of Tax Amount
Three Months Ended September 30, 2015
Securities available for sale:
Change in unrealized loss during the period	$74,157	$25,955	$48,202
Reclassification adjustment for realized gains included in net income	(51,828)	(18,140)	(33,688)
Total other comprehensive income	$22,329	$7,815	$14,514

Nine Months Ended September 30, 2015
Securities available for sale:
Change in unrealized loss during the period	$235,706	$82,497	$153,209
Reclassification adjustment for realized gains included in net income	16,728	5,855	10,873
Total other comprehensive income	$252,434	$88,352	$164,082

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 23: Other Comprehensive Income (Continued)

	Before Tax Amount	Tax Expense	Net of Tax Amount

Three Months Ended September 30, 2014
Securities available for sale:
Change in unrealized loss during the period	$(1,089,219)	$(381,227)	$(707,992)
Reclassification adjustment for realized gains included in net income	239,594	83,858	155,736
Total other comprehensive income	$(849,625)	$(297,369)	$(552,256)

Nine Months Ended September 30, 2014
Securities available for sale:
Change in unrealized loss during the period	$2,093,908	$732,868	$1,361,040
Reclassification adjustment for realized gains included in net income	(47,227)	(16,529)	(30,698)
Total other comprehensive income	$2,046,681	$716,338	$1,330,343

NOTE 24: Asset Purchase

        On February 28, 2014, RMC Vanguard Mortgage Corporation ("RMC") entered into an asset purchase agreement with Patriot Mortgage that included all furniture and equipment, prepaid and other assets consisting of mortgage officer licenses and branch licenses and prepaid bonds, and loan commitments owned by RMC. Pursuant to the asset purchase agreement, Patriot Mortgage paid $635,512 to RMC. The purchase price, including acquisition costs, did not exceed the estimated fair value of the assets acquired and therefore, no goodwill was recorded.

        The primary purpose of the acquisition was to expand Patriot Mortgage's market share through agreements with wholesale membership warehouses and online lending exchanges to acquire leads for the origination of mortgages. The following is a listing of assets acquired and the estimated fair value amounts assigned at the acquisition date:

Loan commitments	$310,691
Furniture and equipment	248,823
Prepaid and other assets	75,998
$635,512

See Report of Independent Registered Public Accounting Firm.

PATRIOT BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

(Unaudited)

NOTE 25: Subsequent Events

On October 1, 2015, Patriot and Green Bancorp, Inc. (“Green”) completed the previously announced merger of Patriot with and into Green and the merger of Patriot’s wholly-owned subsidiary, Patriot Bank with and into Green’s wholly-owned subsidiary, Green Bank, (collectively, the “acquisition”).  Under the terms of the merger agreement, Green issued 10.4 million shares of Green’s common stock for all outstanding shares of Patriot common stock, including the converted Series D and Series F preferred stock.  In addition, Patriot’s $27.3 million Series B and Series C preferred stock were redeemed in connection with the closing.

NOTE 26: Supplementary Cash Flow Information

        The following is a summary of supplemental cash flow information:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Interest paid	$2,490,961	$2,567,683	$7,846,474	$7,714,249
Assets acquired through foreclosure	-	37,440	-	13,128,626
Income taxes paid	1,300,000	1,000,000	2,550,000	2,550,000
Loans originated to facilitate sale of foreclosed assets	656,700	9,080,000	3,556,700	10,885,200

*****

See Report of Independent Registered Public Accounting Firm.